EXHIBIT (a)(1)(A)

CHART ACQUISITION GROUP LLC,
JOSEPH R. WRIGHT AND
COWEN INVESTMENTS LLC

OFFER TO PURCHASE FOR CASH
UP TO 7,492,300 WARRANTS TO PURCHASE COMMON STOCK

of

CHART ACQUISITION CORP.
at a Purchase Price of $0.30 Per Warrant

THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 11, 2015 OR SUCH LATER TIME AND DATE TO WHICH THE OFFER IS EXTENDED.

Chart Acquisition Group LLC (“Sponsor”), Joseph R. Wright (“Mr. Wright”), and Cowen Investments LLC (“Cowen”), an affiliate of Cowen and Company, LLC, one of the lead underwriters in Chart Acquisition Corp.’s (“Chart” or the “Company”) initial public offering (the “IPO”) (Sponsor, Mr. Wright and Cowen collectively referred to as the “Purchasers”, “we”, “us” or “our”), hereby offer to purchase up to 7,492,300 of the outstanding warrants of the Company (the “Warrants”, or specifically, when referring to the warrants issued in the IPO, the “Public Warrants”) to purchase common stock, $0.0001 par value per share (the “Common Stock”) of the Company at a purchase price of $0.30 per Warrant, in cash, without interest (the “Purchase Price”), for an aggregate Purchase Price of up to $2,247,690 upon the terms and subject to certain conditions described in this offer to purchase (the “Offer to Purchase”) and in the related letter of transmittal (“Letter of Transmittal”) (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). The Purchasers, The Chart Group L.P., the managing member of the Sponsor, and RCG LV Pearl LLC, the sole member of Cowen and a subsidiary of Cowen Group, Inc., have filed a Schedule TO with the Securities and Exchange Commission (“SEC”) in connection with the Offer, and are referred to herein collectively as the “Filing Persons”.

The Company filed a preliminary proxy statement with the SEC on February 6, 2015 announcing a special meeting at which the Company will seek approval of its stockholders of proposals (the “Proposals”) to (i) amend Chart’s amended and restated articles of incorporation (the “Charter”) to extend the date before which Chart must complete a business combination from March 13, 2015 (the “Current Termination Date”) to June 13, 2015 (the “Extended Termination Date”) and allow holders of the Company’s public shares to redeem their public shares for a pro rata portion of the funds available in the trust account (the “Extension Amendment”) and (ii) amend the amended and restated investment trust agreement established in connection with the IPO to reflect the Extended Termination Date and permit distributions from the trust account established by the Company in connection with the IPO (the “Trust Account”) to holders of its public shares properly demanding redemption in connection with the Extension Amendment (the “Trust Amendment”). If the Extension Amendment and the Trust Amendment are approved (and not abandoned), Chart will afford its public stockholders the right to redeem their shares for a pro rata portion of the funds available in the Trust Account at the time the Extension Amendment and the Trust Amendment become effective.

The purpose of the Extension Amendment and the Trust Amendment is to allow the Company more time to complete its proposed business combination pursuant to which Chart and Tempus Applied Solutions, LLC (“Tempus”) will combine under a new holding company called Tempus Applied Solutions Holdings, Inc. (“Tempus Holdings”) in accordance with the terms and provisions of the Agreement and Plan of Merger, dated January 5, 2015, by and among Tempus, the members of Tempus, the members’ representative, the Company, Tempus Holdings, Chart Merger Sub Inc., TAS Merger Sub LLC, the Chart representative and the Purchasers. As a result, the Company’s board of directors determined that it was in the best interests of the Company’s stockholders to extend the termination date from the Current Termination Date to the Extended Termination Date, and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended.

If the Extension Amendment and the Trust Amendment are approved (and not abandoned), and the Offer is completed (and not terminated), Chart will amend the terms of its outstanding Warrants to extend the date for automatic termination of the Warrants if the Company has not consummated a business combination from the Current Termination Date to the Extended Termination Date. Holders of Public Warrants (the “Holders”) will continue to have five years from the consummation of the Company’s business combination to exercise such Warrants. See “The Offer – Section 11. Important Information Concerning the Company – Summary of the Warrants.”

If the Extension Amendment and the Trust Amendment are approved (and not abandoned), and the Offer is completed (and not terminated), the Purchasers have agreed with the other parties to the amended and restated escrow agreement (the “Escrow Agreement”) pursuant to which the Purchasers initially deposited an aggregate of $2,250,000 (of which $2,247,690 remains as discussed below) for the benefit of the Holders to amend the Escrow Agreement to provide that the termination event thereunder will be revised to reflect the Extended Termination Date rather than the Current Termination Date and to permit the release of a portion of the escrow funds in connection with the Offer in order to fund the payment to be made by the Purchasers pursuant to the Offer.

The Purchasers are making the Offer to purchase the Warrants to provide Warrant holders with an opportunity to tender their Warrants in connection with, and contingent upon, approval of the Proposals and the effectiveness of the Extension Amendment and the Trust Amendment. See “The Offer—Section 2. Purposes of the Offer; Certain Effects of the Offer.”

Only Warrants validly tendered as provided herein, and not properly withdrawn, will be purchased pursuant to the Offer. All Warrants tendered and not purchased pursuant to the Offer will be returned to the tendering Warrant holders at our expense promptly following the Expiration Date. See “The Offer—Section 3. Procedures for Tendering Warrants.”

The Offer is not conditioned on any minimum number of Warrants being tendered and financing is not a condition to the Offer. The Offer is, however, subject to certain other conditions, including the approval of the Proposals, the effectiveness of the Extension Amendment and the Trust Amendment and the satisfaction of the “Rule 13e-3 transaction” condition. See “The Offer—Section 6. Conditions of the Offer.”

The Warrants are listed and traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CACGW”. On February 9, 2015, the closing price of the Warrants reported on Nasdaq was $0.55 per Warrant. Warrant holders are urged to obtain current market quotations for the Warrants before deciding whether to tender their Warrants pursuant to the Offer. See “The Offer—Section 7. Price Range of Common Stock, Warrants and Units.”

None of the Company, the Filing Persons, the Company’s board of directors, Morrow & Co., LLC, the information agent for the Offer (the “Information Agent”), or Continental Stock Transfer & Trust Company, the depositary for the Offer (“Continental” or the “Depositary”), is making any recommendation to you as to whether to tender or refrain from tendering your Warrants pursuant to the Offer. You must make your own decision as to whether to tender your Warrants and, if so, how many Warrants to tender. In doing so, you should read carefully the information in this Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer. See “The Offer —Section 2. Purposes of the Offer; Certain Effects of the Offer.” You should discuss whether to tender your Warrants with your own broker or other financial advisor, if any.

Neither the SEC nor any state securities commission has approved or disapproved this transaction, or passed upon the merits or fairness of the transaction or the accuracy or adequacy of the information contained in the Offer. Any representation to the contrary is a criminal offense.

Questions and requests for assistance regarding the Offer and requests for additional copies of the Offer to Purchase and the Offer documents may be directed to the Information Agent, at the telephone numbers and address set forth on the back cover of this Offer to Purchase.

February 11, 2015

IMPORTANT

If you desire to tender all or any portion of your Warrants, you must do one of the following before the Offer expires:

•         If your Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such nominee and have such nominee tender your Warrants for you;

•         If you hold Warrants registered in your own name, you must complete and sign a Letter of Transmittal in accordance with its instructions and deliver it, together with any required signature guarantees, the Warrants and any other documents required by the Letter of Transmittal, to the Depositary at the address shown on the back cover of this Offer to Purchase. Do not send such materials to the Company or the Information Agent;

•         If you are an institution participating in The Depository Trust Company, you must tender your Warrants according to the procedure for book-entry transfer described in “The Offer—Section 3. Procedures for Tendering Warrants”; or

•         If you are the holder of units of the Company (“Units”), you must separate the Warrants from the Units prior to tendering your Warrants pursuant to the Offer. If your Units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must instruct such nominee to do so or, if you hold Units registered in your own name, you must contact the Depositary directly and instruct it to do so. If you fail to cause your Warrants to be separated in a timely manner before the Offer expires, you will likely not be able to validly tender such Warrants prior to the expiration of the Offer.

We have not authorized anyone to provide you with information or to make any representation in connection with the Offer other than those contained in this Offer to Purchase or in the related Letter of Transmittal. You should rely only on the information contained in this Offer to Purchase and the other related documents delivered to you or to which we have referred you. If anyone makes any recommendation or gives any information or representation regarding the Offer, you must not, except as may be expressly provided herein, rely upon that recommendation, information or representation as having been authorized by us, the Information Agent, or the Depositary for the Offer. No later than ten business days from the date of this Offer to Purchase, the Company is required by law to publish, send or give to you a statement disclosing whether its board of directors either recommends acceptance or rejection of the Offer, expresses no opinion and remains neutral toward the Offer or is unable to take a position with respect to the Offer. You should carefully read the information set forth in that statement before you tender your Warrants in the Offer.

 Subject to applicable law (including Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that material changes be promptly disseminated to security holders in a manner reasonably designed to inform them of such changes), delivery of this Offer to Purchase shall not under any circumstances create any implication that the information contained or incorporated by reference in this Offer to Purchase is correct as of any time after the date of this Offer to Purchase or the respective dates of the documents incorporated herein by reference or that there has been no change in the information included or incorporated by reference herein or in the affairs of the Company or any of its subsidiaries or affiliates since the date hereof or the respective dates of the documents incorporated herein by reference. See “Summary Term Sheet and Questions and Answers.”

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

This summary term sheet highlights important information regarding the Offer and this Offer to Purchase. To understand the Offer fully and for a more complete description of the terms of the Offer, you should carefully read this entire Offer to Purchase and the related Letter of Transmittal that constitute the Offer. We have included references to the sections of this Offer to Purchase where you will find a more complete description of the topics addressed in this Summary Term Sheet.

Securities Subject of the Offer	Up to 7,492,300 Warrants to purchase common stock of Chart.
Price Offered Per Warrant	$0.30 net to the seller in cash, without interest thereon (the “Purchase Price”).
Scheduled Expiration of Offer	12:00 midnight, New York City time, at the end of the day on March 11, 2015, or such later time and date to which we may extend the Offer (the “Expiration Date”).
Parties Making the Offer	Chart Acquisition Group LLC, the Company’s sponsor, Joseph R. Wright, the Company’s chairman and chief executive officer, and Cowen.

For further information regarding the Offer, see “The Offer.”

The Proposals

What are the Proposals?

The Company filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) on February 6, 2015 announcing a special meeting at which the Company will seek approval of its stockholders of proposals (the “Proposals”) to (i) amend Chart’s amended and restated articles of incorporation (the “Charter”) to extend the date before which Chart must complete a business combination from March 13, 2015 (the “Current Termination Date”) to June 13, 2015 (the “Extended Termination Date”) and allow holders of the Company’s public shares to redeem their public shares for a pro rata portion of the funds available in the trust account (the “Extension Amendment”) and (ii) amend the amended and restated investment trust agreement established in connection with the IPO to reflect the Extended Termination Date and permit distributions from the Trust Account to holders of its public shares properly demanding redemption in connection with the Extension Amendment (the “Trust Amendment”). If the Extension Amendment and the Trust Amendment are approved (and not abandoned), Chart will afford its public stockholders the right to redeem their shares for a pro rata portion of the funds available in the Trust Account at the time the Extension Amendment and the Trust Amendment become effective.

The purpose of the Extension Amendment and the Trust Amendment is to allow the Company more time to complete its proposed business combination pursuant to which Chart and Tempus will combine under a new holding company called Tempus Applied Solutions Holdings, Inc. (“Tempus Holdings”) in accordance with the terms and provisions of the Agreement and Plan of Merger, dated January 5, 2015 (the “Merger Agreement”), by and among Tempus, the members of Tempus (the “Sellers”), Benjamin Scott Terry and John G. Gulbin III, together, in their capacity under the Merger Agreement as the representative of the Sellers for the purposes set forth therein (the “Members’ Representative”), the Company, Tempus Holdings, Chart Merger Sub Inc. (“Chart Merger Sub”), TAS Merger Sub LLC (“TAS Merger Sub”), Chart Acquisition Group LLC in its capacity under the Merger Agreement as the representative of the equity holders of Chart and Tempus Holdings (other than the Sellers and their successors and assigns) in accordance with the terms thereof (the “Chart Representative”) and the Purchasers. As a result, the Company’s board of directors determined that it was in the best interests of the Company’s stockholders to extend the termination date from the Current Termination Date to the Extended Termination Date, and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended.

In connection with the Merger Agreement, the Purchasers and Christopher D. Brady (collectively, the “Chart Stockholders”) entered into a supporting stockholder agreement, dated as of January 5, 2015 (the “Supporting Stockholder Agreement”), with Tempus and the Members’ Representative. Pursuant to the Supporting Stockholder Agreement, the Chart Stockholders (solely in their capacity as stockholders, and not in any capacity as an officer or director) have agreed, among other things, that from the signing date until the termination of the Supporting Stockholder Agreement (the “Voting Period”), to vote all of the shares of Chart common stock held by them (currently 1,766,250 shares of Chart common stock, representing as of the date hereof approximately 20.1%

of the voting power of Chart in the aggregate) (a) in favor of (i) the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (ii) the adoption of the Incentive Plan (as defined below) and (iii) any amendment to Chart’s existing charter and trust agreements to extend the deadline for Chart to consummate its initial business combination, if needed, and (b) against alternative proposals, agreements or transactions to the business combination (except as permitted by the Merger Agreement). The Chart Stockholders also agreed during the Voting Period not to submit their shares of Chart common stock to be redeemed by Chart or to otherwise cause such shares to be repurchased or redeemed. The Supporting Stockholder Agreement will automatically terminate upon the first to occur of (i) the mutual written consent of the parties thereto, (ii) the closing of the business combination, or (iii) the termination of the Merger Agreement in accordance with its terms.

If the Extension Amendment and the Trust Amendment are approved (and not abandoned), and the Offer is completed (and not terminated), Chart will amend the terms of its outstanding Warrants to extend the date for automatic termination of the Warrants if the Company has not consummated a business combination from the Current Termination Date to the Extended Termination Date. The Holders will continue to have five years from the consummation of the Company’s business combination to exercise such Warrants. See “The Offer – Section 11. Important Information Concerning the Company; Summary of the Warrants.”

If the Extension Amendment and the Trust Amendment are approved (and not abandoned), and the Offer is completed (and not terminated), the Purchasers have agreed with the other parties to the Escrow Agreement to amend the Escrow Agreement to provide that the termination event thereunder will be revised to reflect the Extended Termination Date rather than the Current Termination Date and to permit the release of a portion of the escrow funds in connection with the Offer in order to fund the payment to be made by the Purchasers pursuant to the Offer (the “Escrow Amendment”).

Are the Offer and the Proposals Conditioned on one another?

Yes. If the Extension Amendment and the Trust Amendment are not approved by sixty-five percent or more of the outstanding shares of Common Stock before the expiration of the Offer, or if they are abandoned by the Company, the Offer will be terminated. In such case, we will terminate the Offer and will promptly return any Warrants, at our expense, that were delivered pursuant to the Offer.

Is there other information about the Proposals that I should be aware of?

Yes. In addition to the information contained in this Offer to Purchase, you should carefully review the Company’s preliminary proxy statement, which was filed by the Company with the SEC on February 6, 2015, and the definitive proxy statement, when available. The preliminary proxy statement contains, among other things, important information about the Proposals and the proposed business combination. You should also carefully review the complete text of the Merger Agreement attached as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on January 7, 2015. In addition, you should carefully review the registration statement on Form S-4, as amended, initially filed by Tempus Holdings on January 9, 2015 for more information about the proposed business combination.

The Business Combination

What is the business combination?

On January 5, 2015, Chart entered into the Merger Agreement with Tempus, the Sellers, the Members’ Representative, Tempus Holdings, Chart Merger TAS Merger Sub, the Chart Representative and, for the limited purposes set forth therein, the Purchasers.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) Chart Merger Sub will merge with and into Chart, with Chart being the surviving entity and a wholly-owned subsidiary of Tempus Holdings (such merger, the “Chart Merger”), (ii) Tempus Merger Sub will merge with and into Tempus, with Tempus being the surviving entity and a wholly owned-subsidiary of Tempus Holdings (such merger, the “Tempus Merger”), and (iii) Tempus Holdings will become a publicly traded company. The Chart Merger and the Tempus Merger (together, the “Mergers”) will occur simultaneously upon the consummation of the business combination (the “Closing”). Chart, Tempus Holdings, Chart Merger Sub and Tempus Merger Sub may collectively be referred to herein in reference to the Merger Agreement as the “Chart Parties”.

In the Chart Merger, the outstanding equity securities of Chart will be cancelled and the holders of outstanding shares of Chart common stock and warrants will receive substantially identical securities of Tempus Holdings. In the Tempus Merger, the outstanding membership interests of Tempus will be cancelled in exchange for the right of the Sellers to receive as the aggregate merger consideration 5,250,000 shares of Tempus Holdings common stock, subject to certain adjustments, plus an additional right to receive potentially up to 4,750,000 shares of Tempus Holdings common stock as an earn-out if certain financial milestones are achieved (such additional shares, the “Earn-out Shares”).

As a result of the consummation of the business combination, each of Chart Merger Sub and Tempus Merger Sub will cease to exist, Chart and Tempus will become wholly-owned subsidiaries of Tempus Holdings, and the equity holders of Chart and Tempus will become the stockholders of Tempus Holdings.

See “The Business Combination” for a more complete description of the terms and provisions of the Merger Agreement and related transactions.

Are the Offer and the business combination conditioned on one another?

No. The consummation of the business combination with Tempus is independent of the Offer. Chart will mail a separate definitive proxy statement to seek stockholder approval for the proposed business combination.

Is there other information about the proposed business combination with Tempus that I should be aware of?

Yes. In addition to the information contained in this Offer to Purchase, you should carefully review the complete text of the Merger Agreement attached as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on January 7, 2015. You should also review the registration statement on Form S-4, as amended, initially filed by Tempus Holdings on January 9, 2015, which includes a preliminary proxy statement with respect to the proposed business combination, and contains, among other things, important information about, and the various risks associated with, the proposed business combination with Tempus.

The Offer

Who is offering to purchase the Warrants?

The Sponsor, Mr. Wright, the chairman and chief executive officer of Chart, and Cowen, an affiliate of Cowen and Company, LLC, one of the lead underwriters in the IPO are making an offer to buy your Warrants.

For purposes of this Offer to Purchase, “Cowen” means, as applicable, Cowen Investments LLC, a Delaware limited liability company, or Cowen Overseas Investment LP, a Cayman Island limited partnership, each of which is an affiliate of Cowen and Company, LLC, one of the representatives of the underwriters of the IPO, or their respective affiliates. Cowen Investments LLC is the assignee of the shares of Chart common stock and Chart warrants owed by Cowen Overseas Investment LP.

What is the background and purpose of the Offer?

The Company was organized under the laws of the State of Delaware on July 22, 2011 for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses or assets.

On December 19, 2012, the Company consummated its IPO of 7,500,000 Units (the “Units”), each Unit consisting of one share of Common Stock and a Warrant to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333-177280) (the “Registration Statement”) which was declared effective by the SEC on December 13, 2012. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $75,000,000.

Simultaneously with the closing of the IPO, the Company closed a private placement pursuant to which it sold to the Purchasers (or their affiliates) 375,000 placement units (“Placement Units”), consisting of one placement share of Common Stock and one placement warrant (“Placement Warrant”), at a purchase price of $10.00 per Placement Unit, for a total purchase price of $3,750,000. The Sponsor purchased 231,250 Placement Units, Cowen purchased

131,250 Placement Units, and Mr. Wright purchased 12,500 Placement Units. As a result of the IPO, the Company raised gross proceeds of $75,000,000 (excluding proceeds from the Placement Units), the net proceeds of which, with the net proceeds from the sale of the Placement Units, were placed in the Trust Account pursuant to an investment management trust agreement between the Company and Continental as trustee.

In connection with the IPO, the Purchasers collectively committed to offer to purchase up to 3,750,000 of the Warrants at a purchase price of $0.60 per Warrant in a proposed tender offer that would commence after the announcement by the Company of a business combination and would close upon the consummation of such business combination. In the event the Company failed to consummate a business combination, the Warrant holders would receive a pro rata distribution of the amount in the segregated escrow account (the “Escrow Account”) established with Continental Stock Transfer & Trust Company (“Continental”) pursuant to the Escrow Agreement in the amount of $0.30 for each Warrant they hold, which absent such a distribution as with other blank check companies, would expire worthless.

The Purchasers initially deposited an aggregate of $2,250,000 into the Escrow Account pursuant to the terms of the Escrow Agreement, which funds were to be used for the purchase of the Chart warrants validly tendered in a tender offer to be conducted in connection with a business combination. In August 2014, the Purchasers commenced a tender offer (the “Initial Warrant Tender Offer”) to purchase up to 7,500,000 of Chart’s issued and outstanding warrants at a purchase price of $0.30 per warrant in connection with a special meeting of Chart’s stockholders to approve, among other matters, an amendment to Chart’s existing charter extending the date by which Chart must consummate its initial business combination from September 13, 2014 to March 13, 2015. A total of 7,700 warrants were validly tendered and not withdrawn in the Initial Warrant Tender Offer. In September 2014, the Purchasers accepted for purchase all such warrants for an aggregate purchase price of $2,310, and $2,247,690 remains in the escrow account.

As a result, the Purchasers intend to commence the Business Combination Tender Offer (as defined below) to purchase, collectively, up to 3,746,150 public warrants at $0.60 per warrant (subject to proration), which will be consummated, if at all, upon the consummation of the business combination. The purpose of the Business Combination Tender Offer is to provide holders of public warrants that may not wish to retain their public warrants following the business combination the possibility of receiving cash for their public warrants.

In connection with the Extension Amendment, the Purchasers have collectively agreed to conduct the Offer to purchase up to 7,492,300 of the outstanding Warrants at a price of $0.30 per Warrant in connection with, and contingent upon, approval of the Proposals and the effectiveness of the Extension Amendment and the Trust Amendment. The Purchasers are making the Offer to purchase the Warrants to provide holders of the Warrants that may not wish to retain their Warrants following the Current Termination Date the possibility of receiving cash for their Warrants and enable them to receive the same $0.30 per Warrant they would have been entitled to receive if the Company liquidated promptly after the Current Termination Date. See “The Proposals.”

If the Offer is consummated, the Company’s public stockholders will suffer no dilutive effect as the overall number of outstanding Warrants will remain unchanged. However, the relative voting power of the Purchasers with respect to the Company’s public stockholders on a fully diluted basis will increase based on their greater shareholding on an “as exercised” basis.

What will happen if I do not tender my Warrants?

The treatment of your Warrants will differ depending on (1) whether the Proposals are approved and the Extension Amendment and the Trust Amendment are effective and (2) whether the Company consummates a business combination by the Extended Termination Date.

If the Extension Amendment and the Trust Amendment are not effective by the Current Termination Date, holders of any outstanding Warrants will receive a pro rata distribution of the amount in the Escrow Account (representing $0.30 per Warrant for up to 7,492,300 Warrants) in the amount of $0.30 per Warrant as promptly as reasonably possible but no more than five business days after the Current Termination Date since the Company may not have consummated its business combination by such date and the Warrants will expire worthless.

The Purchasers have also agreed, subject to the limitations set forth in the Merger Agreement, to conduct a tender offer (the “Business Combination Tender Offer”) to purchase up to 3,746,150 (subject to reduction of one Warrant for every two Warrants that are tendered in the Offer) of the outstanding Warrants at a price of $0.60 per Warrant, in connection with, and subject to, the consummation of the Company’s proposed business combination with Tempus. If the Company consummates the proposed business combination with Tempus, you will have an opportunity to tender your Warrants (which may be proportionately reduced based on the number of Warrants tendered in the Offer) at a purchase price of $0.60 per Warrant in connection therewith. The Business Combination Tender Offer will be subject to proration to the extent more than 3,746,150 Warrants (or such reduced number of Warrants as discussed above) are properly tendered and not properly withdrawn.

Assuming the consummation of the proposed business combination with Tempus, if you do not tender your Warrants in the Offer or in the Business Combination Tender Offer, any such Warrants will become exercisable 30 days after the consummation of the proposed business combination with Tempus and for a period of five years thereafter.

If the Proposals are approved and the Extension Amendment and the Trust Amendment are effective by the Current Termination Date but the Company is unable to close the proposed business combination with Tempus by the Extended Termination Date, holders of any outstanding Warrants at such time will receive a pro rata distribution of the amount in the Escrow Account in the amount of $0.30 per Warrant as promptly as reasonably possible but no more than five business days thereafter and such Warrants will expire worthless.

How many Warrants are the Purchasers offering to purchase?

The Purchasers are offering to purchase up to 7,492,300 of the outstanding Warrants. See “The Offer—Section 1. Number of Warrants; Purchase Price; No Proration.”

What will be the Purchase Price for the Warrants and what will be the form of payment?

The Purchase Price for the Offer is $0.30 per Warrant, in cash, without interest. All Warrants that we purchase in the Offer will be purchased at the Purchase Price. If you properly tender your Warrants in the Offer and the Offer is not terminated, we will pay you the Purchase Price promptly after the Expiration Date. Under no circumstances will we pay interest on the Purchase Price, including but not limited to, by reason of any delay in making payment. See “The Offer—Section 1. Number of Warrants; Purchase Price; No Proration” and “—Section 5. Purchase of Warrants and Payment of Purchase Price.”

Are Common Stock or Units included in the Offer?

No. The Offer is only for Warrants. You may not tender Common Stock or Units (each Unit consisting of a share of Common Stock and a Warrant). If you wish to tender Warrants included in such Units, you must first separate the Warrants from the Units prior to tendering your Warrants pursuant to the Offer. If your Units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must instruct your nominee to do so, or if you hold Units registered in your own name, you must contact Continental, the Company’s transfer agent, directly and instruct them to do so. If you fail to cause your Warrants to be separated in a timely manner before the Offer expires, you will likely not be able to validly tender such Warrants prior to the Expiration Date. See “The Offer—Section 3. Procedures for Tendering Warrants.” Holders of Common Stock issued in the IPO may elect to redeem their shares in connection with the Proposals, subject to certain restrictions as further described in the preliminary proxy statement filed by the Company with the SEC on February 6, 2015 (the “Extension Redemption”). The Extension Redemption will be consummated, if at all, upon the effectiveness of the Proposals.

How will the Purchasers pay for the Warrants?

We will pay the Purchase Price for the Warrants by using the remaining $2,247,690 of the $2,250,000 initially deposited by the Purchasers into the Escrow Account. These funds were initially deposited by the Purchasers in connection with the IPO. The funds held in the Escrow Account are invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds that invest solely in United States government treasury bills with a maturity of 180 days or less.

How long do I have to tender my Warrants?

You may tender your Warrants pursuant to the Offer until the Offer expires. The Offer will expire at 12:00 midnight, New York City time, at the end of the day on March 11, 2015, or such later time and date to which we may extend the Offer. See “The Offer—Section 1. Number of Warrants; Purchase Price; No Proration” and “—Section 13. Extension of the Offer; Termination; Amendment.”

If a broker, dealer, commercial bank, trust company or other nominee holds your Warrants, it is likely such nominee has established an earlier deadline for you to act to instruct such nominee to accept the Offer on your behalf. We urge you to contact your nominee to find out the nominee’s deadline. See “The Offer – Section 3. Procedures for Tendering Warrants.”

Can the Offer be extended, amended or terminated?

We may elect to extend or amend the Offer for any reason. If we extend the Offer, we will delay the acceptance of any Warrants that have been tendered pursuant to the Offer prior to such extension. We can also terminate the Offer under certain circumstances. See “The Offer – Section 6. Conditions of the Offer” and “The Offer – Section 13. Extension of the Offer; Termination; Amendment.”

How will I be notified if the Offer is extended or amended?

If the Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. We will announce any amendment to the Offer by making a public announcement of the amendment. See “The Offer – Section 13. Extension of the Offer; Termination; Amendment.”

Are there any conditions to the Offer?

The Offer is conditioned upon the approval of the Proposals, the effectiveness of the Extension Amendment and the Trust Amendment and the satisfaction of the “Rule 13e-3 transaction” condition. See “The Offer – Section 2. Purposes of the Offer; Certain Effects of the Offer” and “The Offer – Section 6. Conditions of the Offer.”

How do I tender my Warrants?

If you desire to tender all or any portion of your Warrants prior to the Expiration Date, you must do one of the following:

•         If your Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such nominee and have such nominee tender your Warrants for you;

•         If you hold Warrants registered in your own name, you must complete and sign a Letter of Transmittal in accordance with its instructions and deliver it, together with any required signature guarantees, the Warrants and any other documents required by the Letter of Transmittal, to the Depositary;

•         If you are an institution participating in The Depository Trust Company, you must tender your Warrants according to the procedure for book-entry transfer described in “The Offer – Section 3. Procedures for Tendering Warrants”; or

•         If you are the holder of Units, each Unit consisting of a share of Common Stock and a Warrant, and wish to tender Warrants included in such Units, you must first separate the Warrants from the Units prior to tendering your Warrants pursuant to the Offer. If your Units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must instruct your nominee to do so or, if you hold Units registered in your own name, you must contact Continental, the Company’s transfer agent, directly and instruct them to do so. If you fail to cause your Warrants to be separated in a timely manner before the Offer expires, you will likely not be able to validly tender such Warrants prior to the Expiration Date.

You may contact the Information Agent or your broker, dealer, commercial bank, trust company or other nominee holding your Warrants for assistance. The contact information for the Information Agent is set forth on the back cover of this Offer to Purchase.

Until what time can I withdraw previously tendered Warrants?

You may withdraw your tendered Warrants at any time before the Expiration Date and, unless theretofore accepted for payment by the Purchasers pursuant to the Offer, you may also withdraw your tendered Warrants at any time after April 11, 2015. See “The Offer – Section 4. Withdrawal Rights.”

How do I withdraw Warrants previously tendered?

If you hold Warrants registered in your own name you must deliver on a timely basis a written notice of your withdrawal to the Depositary at the address appearing on the back cover page of this Offer to Purchase. Your notice of withdrawal must specify your name, the number of Warrants to be withdrawn and the name of the registered holder of such Warrants. Some additional requirements apply if the Warrants to be withdrawn have been delivered to the Depositary or if your Warrants have been tendered under the procedure for book-entry transfer set forth in “The Offer – Section 3. Procedures for Tendering Warrants.” If your Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such nominee to withdraw your Warrants. It is possible they have an earlier deadline for you to act to instruct them to withdraw Warrants on your behalf.

Has the Company or its board of directors adopted a position on the Offer?

None of the Filing Persons, the Information Agent, or the Depositary is making any recommendation to you as to whether you should tender or refrain from tendering your Warrants pursuant to the Offer. You must make your own decision as to whether to tender your Warrants and, if so, how many Warrants to tender. In doing so, you should read carefully the information in this Offer to Purchase and the related Letter of Transmittal. No later than ten business days from the date of this Offer to Purchase, the Company is required by law to publish, send or give to you a statement disclosing whether its board of directors either recommends acceptance or rejection of the Offer, expresses no opinion and remains neutral toward the Offer or is unable to take a position with respect to the Offer. You should carefully read the information set forth in that statement before you tender your Warrants in the Offer. You should discuss whether to tender your Warrants with your own broker or other financial advisor, if any. See “The Offer – Section 2. Purposes of the Offer; Certain Effects of the Offer.”

Will the Company’s sponsor, directors and executive officers tender Warrants in the Offer?

None of the Company’s sponsor, directors or executive officers will tender their Warrants pursuant to the Offer. See “The Offer – Section 9. Interests of Directors and Executive Officers; Certain Agreements.”

When will the Purchasers pay for the Warrants I tender that are accepted for purchase?

We will pay the Purchase Price in cash, without interest, for the Warrants we purchase by authorizing the release of the aggregate Purchase Price previously deposited into the Escrow Account to the Depositary promptly after the Expiration Date and the acceptance of the Warrants for payment. The Depositary will act as your agent and will transmit to you the payment for all of your Warrants accepted for payment. See “The Offer – Section 5. Purchase of Warrants and Payment of Purchase Price.”

What is the recent market price for the Warrants?

On February 9, 2015, the most recent practicable date prior to the date of this Offer to Purchase, the closing price of the Warrants reported on Nasdaq was $0.55 per Warrant. You are urged to obtain current market quotations for the Warrants before deciding whether to tender your Warrants. See “The Offer – Section 7. Price Range of Common Stock, Warrants and Units; Dividends.”

Will I have to pay brokerage fees and commissions if I tender my Warrants?

If you are a registered Warrant holder and you tender your Warrants directly to the Depositary, you will not incur any brokerage fees or commissions.

If you hold your Warrants through a broker, dealer, commercial bank, trust company or other nominee and such nominee will tender Warrants on your behalf, such nominee may charge you a fee for doing so. We urge you to consult your nominee to determine whether any charges will apply. See “The Offer – Section 3. Procedures for Tendering Warrants.”

What are the U.S. federal income tax consequences if I tender my Warrants?

The receipt of cash for your tendered Warrants generally will be treated for U.S. federal income tax purposes as a taxable sale of the Warrants so tendered. See “The Offer – Section 10. Material U.S. Federal Income Tax Consequences.”

Whom do I contact if I have questions about the Offer?

For additional information or assistance and to request additional copies of this Offer to Purchase and the Letter of Transmittal and other Offer documents, you may contact Morrow & Co., LLC, the Information Agent, at the telephone numbers and address set forth on the back cover of this Offer to Purchase.

RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this Offer to Purchase before you decide whether to tender Warrants in the Offer. We caution you not to place undue reliance on the forward-looking statements contained in this Offer to Purchase, which speak only as of the date of this Offer to Purchase.

There is no guarantee that your decision whether or not to tender your Warrants will put you in a better future economic position.

We can give no assurance as to the price at which a Warrant holder may be able to sell its Warrants in the future following the completion of the Offer. If the Proposals are approved and the Extension Amendment and the Trust Amendment are effective, the Purchasers intend to commence the Business Combination Tender Offer to purchase up to 3,746,150 Warrants (which number will be reduced by one Warrant for every two Warrants that are tendered in the Offer) for $0.60 per Warrant. In addition, certain events following the consummation of a business combination may cause an increase in the prices of the Warrants and shares underlying the Warrants, each of which could result in a lower value realized now than you might realize in the future had you not agreed to tender your Warrants. Similarly, if you do not tender your Warrants, you will bear the risk of ownership of your Warrants after the Offer, and there can be no assurance that you can sell your Warrants in the future for an amount equal to or greater than the Purchase Price. You should consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.

If the Extension Amendment and the Trust Amendment are not approved or are abandoned by the Company, the Offer will be terminated.

The Offer is contingent upon approval of the Proposals and the effectiveness of the Extension Amendment and the Trust Amendment. If the Extension Amendment and the Trust Amendment are not approved or are abandoned by the Company, we will terminate the Offer and, if the Company is unable to consummate a business combination by the Current Termination Date (assuming the Proposals are not effective), the Company will, as promptly as reasonably possible but no more than five business days after the Current Termination Date, distribute the aggregate amount then on deposit in the Trust Account, pro rata to stockholders of the Company by way of redemption and cease all operations except for the purposes of winding up of its affairs and holders of any outstanding Public Warrants will receive $0.30 per Warrant as promptly as reasonably possible but no more than five business days thereafter and such Warrants will expire worthless.

If the Extension Amendment and the Trust Amendment are approved (and not abandoned by the Company) but the Company is unable to consummate a business combination by the Extended Termination Date, the Company will, as promptly as reasonably possible but no more than five business days after the Extended Termination Date, distribute the aggregate amount then on deposit in the Trust Account, pro rata to stockholders of the Company by way of redemption and cease all operations except for the purposes of winding up of its affairs and holders of any outstanding Public Warrants will receive $0.30 per Warrant as promptly as reasonably possible but no more than five business days thereafter and such Warrants will expire worthless.

Following the consummation of a business combination, if any, the Company may amend the terms of the Warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding Public Warrants.

The Warrants were issued in registered form under a Warrant Agreement with Continental, as warrant agent (the “Warrant Agent”), and the Company. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, the Company may amend the terms of the Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment.

If the Offer is terminated, the Warrants will expire even if the Extension Amendment and the Trust Amendment are approved.

If the Offer is terminated, the Warrants will expire even if the Extension Amendment and the Trust Amendment are approved. In such case, holders of any outstanding Public Warrants will receive $0.30 per Warrant as promptly as reasonably possible but no more than five business days thereafter and such Warrants will expire worthless. In addition, the Purchasers will not conduct the Business Combination Tender Offer and holders of the Warrants will not be able to tender their Warrants in such tender offer for $0.60 per Warrant. However, the business combination may still proceed even if the Offer is terminated.

Following the consummation of a business combination, if any, the Company may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to a Warrant holder, thereby making such Warrants worthless.

The Company has the ability to redeem outstanding Warrants (excluding any Placement Warrants held by the Purchasers or their permitted transferees or any tendered Warrants purchased by the Purchasers) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of the Common Stock in the event the shares of the Common Stock are not traded on any specific trading day) of the Common Stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date the Company sends proper notice of such redemption, provided that on the date the Company gives notice of redemption and during the entire period thereafter until the time the Company redeems the Warrants, the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available. Redemption of the outstanding Warrants could force you: (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then-current market price when you might otherwise wish to hold on to your Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

There is no guarantee, even if a business combination is consummated, that the Warrants will ever be in the money and they may expire worthless.

Upon the closing of a business combination, the exercise price for the Warrants will be $11.50 per share. There is no guarantee that the Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless.

An active market for the Warrants may not develop, which would adversely affect the liquidity and price of the Warrants.

The Warrants are currently listed on Nasdaq under the symbol “CACGW”. Following a business combination, if any, the price of the Warrants may fluctuate significantly due to the market’s reaction to a business combination and general market and economic conditions. An active trading market for the Warrants may never develop or, if developed, it may not be sustained. In addition, the price of the securities after a business combination can vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports. Additionally, if the Warrants are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities not listed on a securities exchange, the liquidity and price of the Warrants may be more limited than if the Warrants were quoted or listed on Nasdaq or another national exchange. You may be unable to sell your Warrants unless an active market can be established or sustained.

On March 4, 2014, Chart received a written notice from Nasdaq indicating that it was not in compliance with Nasdaq Listing Rule 5550(a)(3), which requires it to have at least 300 public holders for continued listing on the exchange. Subsequently, Nasdaq accepted Chart’s plan to regain compliance with such rule and provided Chart until September 2, 2014 to evidence such compliance. On September 5, 2014, Chart received a letter from Nasdaq stating that it had failed to evidence compliance with Nasdaq Listing Rule 5550(a)(3) by September 2, 2014, and that, accordingly, Nasdaq has determined to initiate procedures to delist Chart’s securities from Nasdaq, unless it appeals such determination on or before September 12, 2014. Chart subsequently appealed Nasdaq’s delisting determination, which stayed any delisting actions until the issuance of a decision by a hearings panel. On October 16, 2014, Chart presented its appeal in front of a hearings panel. On October 23, 2014, Nasdaq advised Chart that the hearings panel had granted its request for continued listing subject to it completing the business combination with Tempus and achieving compliance with all Nasdaq initial listing requirements, including but not limited to Nasdaq Listing Rule 5550(a)(3), by March 4, 2015. However, there is no assurance that Chart will regain compliance with all of Nasdaq’s initial listing requirements by such date. If Chart does not regain compliance by such date, its securities will likely cease trading on Nasdaq, which may adversely affect the liquidity and trading of the securities.

If all or a significant number of the Warrants are tendered in the Offer, there is a risk that Nasdaq may delist the Warrants.

While the Warrants are currently listed on Nasdaq, if all or a significant number of the Warrants are tendered in the Offer, Nasdaq may delist the Warrants. If the Warrants are not listed on, or become delisted from, Nasdaq, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities not listed on a securities exchange, the liquidity and price of the Warrants may be more limited than if the Warrants were quoted or listed on Nasdaq or another national exchange. As a result, you may have difficulty or otherwise be unable to sell your Warrants.

In the event that a significant number of Warrants are purchased in the Offer, the Warrants may become less liquid.

If a significant number of Warrants are purchased in the Offer, the Company may be left with a significantly smaller number of Warrant holders following the business combination. As a result, the number of Warrants owned by non-affiliate Warrant holders and available for trading in the securities markets following the Offer and the business combination will be reduced, which may reduce the volume of trading in the Common Stock and may result in lower stock prices and reduced liquidity in the trading of the Common Stock prior to the completion of the business combination.

Holders of the Warrants will only be able to exercise such Warrants if the issuance of Common Stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the Warrants.

No Warrants will be exercisable on a cash basis and the Company will not be obligated to issue registered Common Stock unless the Common Stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Because the exemptions from qualification in certain states for re-sales of Warrants and for issuances of Common Stock by the issuer upon exercise of a Warrant may be different, a Warrant may be held by a holder in a state where an exemption is not available for issuance of Common Stock upon exercise of the Warrants and the holder will be precluded from exercising the Warrant. As a result, the Warrants may be deprived of any value, the market for the Warrants may be limited and the holders of Warrants may not be able to exercise their Warrants if the Common Stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside.

THE PROPOSALS

The Company filed a preliminary proxy statement with the SEC on February 6, 2015 announcing a special meeting at which the Company will seek approval of its stockholders of proposals (the “Proposals”) to (i) amend Chart’s amended and restated articles of incorporation (the “Charter”) to extend the date before which Chart must complete a business combination from March 13, 2015 (the “Current Termination Date”) to June 13, 2015 (the “Extended Termination Date”) and allow holders of the Company’s public shares to redeem their public shares for a pro rata portion of the funds available in the trust account (the “Extension Amendment”) and (ii) amend the amended and restated investment trust agreement established in connection with the IPO to reflect the Extended Termination Date and permit distributions from the Trust Account to holders of its public shares properly demanding redemption in connection with the Extension Amendment (the “Trust Amendment”). If the Extension Amendment and the Trust Amendment are approved (and not abandoned), Chart will afford its public stockholders the right to redeem their shares for a pro rata portion of the funds available in the Trust Account at the time the Extension Amendment and the Trust Amendment become effective.

The purpose of the Extension Amendment and the Trust Amendment is to allow the Company more time to complete its proposed business combination pursuant to which Chart and Tempus will combine under a new holding company, Tempus Holdings, in accordance with the terms and provisions of the Merger Agreement. As a result, the Company’s board of directors determined that it was in the best interests of the Company’s stockholders to extend the termination date from the Current Termination Date to the Extended Termination Date, and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended.

In connection with the Merger Agreement, the Chart Stockholders entered into the Supporting Stockholder Agreement with Tempus and the Members’ Representative. Pursuant to the Supporting Stockholder Agreement, the Chart Stockholders (solely in their capacity as stockholders, and not in any capacity as an officer or director) have agreed, among other things, during the Voting Period, to vote all of the shares of Chart common stock held by them (currently 1,766,250 shares of Chart common stock, representing as of the date hereof approximately 20.1% of the voting power of Chart in the aggregate) (a) in favor of (i) the adoption of the Merger Agreement and approval of the Mergers and the other transactions contemplated by the Merger Agreement, (ii) the adoption of the Incentive Plan and (iii) any amendment to Chart’s existing charter and trust agreements to extend the deadline for Chart to consummate its initial business combination, if needed, and (b) against alternative proposals, agreements or transactions to the business combination (except as permitted by the Merger Agreement). The Chart Stockholders also agreed during the Voting Period not to submit their shares of Chart common stock to be redeemed by Chart or to otherwise cause such shares to be repurchased or redeemed. The Supporting Stockholder Agreement will automatically terminate upon the first to occur of (i) the mutual written consent of the parties thereto, (ii) the closing of the business combination, or (iii) the termination of the Merger Agreement in accordance with its terms.

If the Extension Amendment and the Trust Amendment are approved (and not abandoned), and the Offer is completed (and not terminated), Chart will amend the terms of its outstanding Warrants to extend the date for automatic termination of the Warrants if the Company has not consummated a business combination from the Current Termination Date to the Extended Termination Date. The Holders will continue to have five years from the consummation of the Company’s business combination to exercise such Warrants. See “The Offer – Section 11. Important Information Concerning the Company; Summary of the Warrants.”

If the Extension Amendment and the Trust Amendment are approved (and not abandoned), and the Offer is completed (and not terminated), the Purchasers have agreed with the other parties to the Escrow Agreement to amend the Escrow Agreement to provide that the termination event thereunder will be revised to reflect the Extended Termination Date rather than the Current Termination Date and to permit the release of a portion of the escrow funds in connection with the Offer in order to fund the payment to be made by the Purchasers pursuant to the Offer.

The terms of the Proposals and related documents are described in detail in the preliminary proxy statement filed by the Company with the SEC on February 6, 2015.

THE BUSINESS COMBINATION

On January 5, 2015, Chart entered into the Merger Agreement with Tempus, the Sellers, the Members’ Representative, Tempus Holdings, Chart Merger TAS Merger Sub, the Chart Representative and, for the limited purposes set forth therein, the Purchasers.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) Chart Merger Sub will merge with and into Chart, with Chart being the surviving entity and a wholly-owned subsidiary of Tempus Holdings (such merger, the “Chart Merger”), (ii) Tempus Merger Sub will merge with and into Tempus, with Tempus being the surviving entity and a wholly owned-subsidiary of Tempus Holdings (such merger, the “Tempus Merger”), and (iii) Tempus Holdings will become a publicly traded company. The Chart Merger and the Tempus Merger (together, the “Mergers”) will occur simultaneously upon the consummation of the business combination (the “Closing”). Chart, Tempus Holdings, Chart Merger Sub and Tempus Merger Sub may collectively be referred to herein in reference to the Merger Agreement as the “Chart Parties”.

In the Chart Merger, the outstanding equity securities of Chart will be cancelled and the holders of outstanding shares of Chart common stock and warrants will receive substantially identical securities of Tempus Holdings. In the Tempus Merger, the outstanding membership interests of Tempus will be cancelled in exchange for the right of the Sellers to receive as the aggregate merger consideration 5,250,000 shares of Tempus Holdings common stock, subject to certain adjustments, plus an additional right to receive potentially up to 4,750,000 shares of Tempus Holdings common stock as an earn-out if certain financial milestones are achieved (such additional shares, the “Earn-out Shares”).

As a result of the consummation of the business combination, each of Chart Merger Sub and Tempus Merger Sub will cease to exist, Chart and Tempus will become wholly-owned subsidiaries of Tempus Holdings, and the equity holders of Chart and Tempus will become the stockholders of Tempus Holdings.

As consideration in the Chart Merger, each Chart stockholder will receive one share of Tempus Holdings common stock for each share of Chart common stock owned by such stockholder, and each Chart warrantholder will receive a warrant to purchase one share of Tempus Holdings common stock for each warrant to acquire one share of Chart common stock owned by such warrantholder (with the terms of such Tempus Holdings warrant otherwise being substantially identical to such Chart warrant).

As consideration in the Tempus Merger, at the Closing, the Sellers will receive in the aggregate 5,250,000 shares of Tempus Holdings common stock, subject to an upward or downward dollar-for-dollar merger consideration adjustment deliverable in shares of Tempus Holdings common stock at the Closing (with each share of Tempus Holdings common stock valued at $10.00 per share) to the extent that Tempus’ estimated working capital and/or debt as of the Closing varies from certain targets specified in the Merger Agreement. After the Closing, the merger consideration will be subject to a further upward or downward dollar-for-dollar adjustment payable in shares of Tempus Holdings common stock (with each share of Tempus Holdings common stock valued at $10.00 per share) to the extent that Tempus’ actual working capital and/or debt varies from the amounts estimated at the Closing, with such actual amounts determined by the Chart Representative, subject to a dispute resolution process in the event that the Members’ Representative disputes such calculation. Additionally, the Sellers will have the right, subject to the terms and conditions of the Merger Agreement, to receive the Earn-Out Shares, as more fully described below, if they meet the performance targets set forth in the Merger Agreement. The aggregate merger consideration payable to the Sellers, including any Earn-out Shares, will be paid pro rata to each Seller based on their membership interests in Tempus.

In addition to the 5,250,000 shares of Tempus Holdings common stock deliverable by Tempus Holdings to the Sellers at the Closing (as adjusted for Tempus working capital and debt), the Sellers will have the right to receive an additional 2,000,000 Earn-out Shares if the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries exceeds $17,500,000 for any two consecutive fiscal quarters during the period from January 1, 2015 through June 30, 2016. The Sellers will further have the right to receive an additional 2,750,000 Earn-out Shares if the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries exceeds $22,500,000 for any two consecutive fiscal quarters during the period from January 1, 2015 through June 30, 2016.

The calculation of the trailing twelve month consolidated EBITDA, as adjusted to account for normal operations, of Tempus Holdings and its subsidiaries will be done each fiscal quarter by the Chart Representative after Tempus Holdings’ preparation and delivery to its board of directors of its consolidated financial statements for such fiscal quarter, subject to a dispute resolution process in the event that the Members’ Representative disputes such calculation, and any Earn-out Shares that are finally determined to be earned by the Sellers will be delivered by Tempus Holdings within 60 days after final determination that they were so earned.

The Earn-out Shares will be subject to lock-up (in addition to any lock-up restrictions set forth in the Registration Rights Agreement, as more fully described below) for the longer of 12 months from the date of the Merger Agreement and six months from the date of issuance, subject to earlier release in the event of a liquidation, merger, stock exchange or similar transaction involving Tempus Holdings. Additionally, during such lock-up period, the Earn-out Shares will be subject to claw-back by Tempus Holdings in the event that after the Earn-out Shares are issued, it is determined that there was a financial statement error, contract adjustment or other mistake or adjustment, and as a result of which, the Earn-out Shares should have not been paid.

The obligations of the parties to consummate the business combination are subject to the fulfillment (or waiver) of customary closing conditions of the respective parties. In addition, each parties’ obligations to consummate the business combination are subject to the fulfillment (or waiver) of other closing conditions, including: (a) completion of the Business Combination Tender Offer; (b) the receipt of the requisite approval from Chart stockholders of the Merger Agreement and the transactions contemplated thereby and of the Tempus Applied Solutions Holdings, Inc. 2015 Omnibus Equity Incentive Plan (the “Incentive Plan”); (c) a registration statement on Form S-4 registering the shares to be issued to Chart’s stockholders pursuant to the Merger Agreement shall have become effective; (d) the members of the board of directors of Tempus Holdings as specified in the Merger Agreement shall have been appointed to the board of directors of Tempus Holdings; and (e) Chart shall not have redeemed its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001. Additionally, the obligations of the Chart Parties to consummate the business combination are subject to the fulfillment (or waiver) of other closing conditions, including, among others: (i) the combined assets and liabilities of Chart and Tempus as of the Closing (but giving effect to the Closing, including any redemptions of Chart’s public shares), are such that on a combined basis, there will be net tangible assets (stockholders’ equity) of at least $5,000,000, plus an additional amount of unrestricted cash and cash equivalents sufficient to pay for any accrued expenses of Chart, Tempus and their respective subsidiaries through the Closing and to provide Tempus Holdings and its subsidiaries (including Tempus) with sufficient working capital as of the Closing to enable them to pay for expenses required under contracts entered into by Chart, Tempus or the respective subsidiaries at or prior to the Closing, as they come due; and (ii) Tempus shall have entered into one or more contracts providing for at least $100 million of revenues payable to Tempus within 12 months after the date of the Closing. Additionally, the obligations of Tempus and the Sellers to consummate the business combination are subject to the fulfillment (or waiver) of the closing condition that Tempus Holdings shall have filed with the Secretary of State of the State of Delaware an amendment and restatement of its certificate of incorporation in the form attached to the Merger Agreement.

Chart also agreed in the Merger Agreement that if it reasonably believes that the Closing will most likely not occur prior to March 13, 2015, but that the parties to the Merger Agreement are reasonably capable of causing the Closing to occur after March 13, 2015, but prior to the 180th day after the date of the Merger Agreement, and so long as Tempus and the Sellers are not in material uncured breach of the Merger Agreement, Chart will call a special meeting of Chart’s stockholders to extend the deadline for Chart to consummate its initial business combination beyond March 13, 2015, offer to redeem its stockholders in connection with such extension, and file any proxy statement or other filings in connection therewith.

The Purchasers also agree in the Merger Agreement to commence the Business Combination Tender Offer prior to the Closing and make certain covenants, along with Chart and Tempus Holdings, with respect to the Business Combination Tender Offer and any public documents filed in connection therewith. The Purchasers also agree in the Merger Agreement that in the event that Chart seeks an extension of its deadline to consummate its initial business combination beyond March 13, 2015, the Purchasers will make a separate tender offer for the outstanding warrants of Chart for cash at a purchase price of $0.30 per warrant in connection therewith. Since Chart is seeking an extension of its deadline to consummate its initial business combination beyond March 13, 2015, the Purchasers have commenced this tender offer.

In connection with the Merger Agreement, the Chart Stockholders entered into the Supporting Stockholder Agreement with Tempus and the Members’ Representative. Pursuant to the Supporting Stockholder Agreement, the Chart Stockholders (solely in their capacity as stockholders, and not in any capacity as an officer or director) have agreed, among other things, during the Voting Period, to vote all of the shares of Chart common stock held by them (currently 1,766,250 shares of Chart common stock, representing as of the date hereof approximately 20.1% of the voting power of Chart in the aggregate) (a) in favor of (i) the adoption of the Merger Agreement and approval of the Mergers and the other transactions contemplated by the Merger Agreement, (ii) the adoption of the Incentive Plan and (iii) any amendment to Chart’s existing charter and trust agreements to extend the deadline for Chart to consummate its initial business combination, if needed, and (b) against alternative proposals, agreements or transactions to the business combination (except as permitted by the Merger Agreement). The Chart Stockholders also agreed during the Voting Period not to submit their shares of Chart common stock to be redeemed by Chart or to otherwise cause such shares to be repurchased or redeemed. The Supporting Stockholder Agreement will automatically terminate upon the first to occur of (i) the mutual written consent of the parties thereto, (ii) the closing of the business combination, or (iii) the termination of the Merger Agreement in accordance with its terms.

As a condition to the Closing, Tempus Holdings has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sellers, pursuant to which Tempus Holdings will grant certain registration rights to the Sellers with respect to the shares of Tempus Holdings common stock to be issued to the Sellers (including any shares issued pursuant to the merger consideration adjustments under the Merger Agreement and the Earn-out Shares). Under the Registration Rights Agreement, the Sellers will have certain customary demand and piggy-back registration rights, subject to certain underwriter cutbacks and issuer blackout periods. Under the Registration Rights Agreement, Tempus Holdings will generally pay for the registration expenses (excluding underwriting discounts and commissions), and each party will have customary indemnification obligations to the other parties.

Under the Registration Rights Agreement, each of the Sellers will agree to a lock-up of their shares of Tempus Holdings common stock issued in connection with the Merger Agreement (including any shares issued pursuant to the merger consideration adjustments under the Merger Agreement and the Earn-out Shares) for a period of one year after the Closing, subject to an earlier release (i) if the price of Tempus Holdings common stock equals or exceeds $12.00 per share for any 20 trading days in any 30-trading day period commencing at least 150 days after the Closing or (ii) in the event of a liquidation, merger, stock exchange or similar transaction involving Tempus Holdings. Additionally, the Sellers will agree to a holdback of 180 days in connection with any public offering, and if requested by Tempus Holdings, the Sellers will agree to any holdback agreements that are required by the managing underwriters in any public offering.

As a condition to the Closing, Tempus and the Sellers must deliver to Chart the Non-Competition and Non-Solicitation Agreement in the form attached to the Merger Agreement duly (the “Non-Competition Agreement”) executed by John G. Gulbin III and TIH (together the “Subject Parties”) in favor of Tempus Holdings and Tempus (together with their successors and subsidiaries, the “Covered Parties”). Under the Non-Competition Agreement, for a period of 4 years from and after the Closing, the Subject Parties will not, without Tempus Holdings’ prior written consent, anywhere in the world directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity that engages in) the business of providing, directly or indirectly, to or through the United States government and its instrumentalities, foreign governments and their instrumentalities, heads of state, private businesses and others, turnkey and customized aircraft design, engineering, modification and integration services and operations solutions that support aircraft mission requirements, including without limitation any charter brokerage, crew, flight planning, fueling, regulatory, customs, maintenance and insurance services provided in connection therewith (the “Business”). The Subject Parties will also agree for a period of 4 years from and after the Closing to not, without Tempus Holdings’ prior written consent, (i) hire or solicit the Covered Parties’ employees, consultants and independent contractors or otherwise interfere with the Covered Parties’ relationships with such persons, (ii) solicit or divert the Covered Parties’ customers relating to the Business or otherwise interfere with the Covered Parties’ contractual relationships with such persons, or (iii) interfere with or disrupt any Covered Parties’ vendors, suppliers, distributors, agents or other service providers for a purpose competitive with a Covered Party as it relates to the Business. The Subject Parties will also agree in the Non-Competition Agreement generally not to disparage the Covered Parties and to keep confidential and not use any confidential information of the Covered Parties.

In addition to the information contained in this Offer to Purchase, you should carefully review the complete text of the Merger Agreement attached as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on January 7, 2015. You should also review the registration statement on Form S-4, as amended, initially filed by Tempus Holdings on January 9, 2015, which includes a preliminary proxy statement with respect to the proposed business combination, and contains, among other things, important information about, and the various risks associated with, the proposed business combination with Tempus.

THE OFFER

Section 1. Number of Warrants; Purchase Price; No Proration.

Number of Warrants

Upon the terms and subject to certain conditions of the Offer, we will purchase a maximum of 7,492,300 of the Warrants, or such lesser number of Warrants validly tendered and not properly withdrawn, in accordance with “The Offer – Section 4. Withdrawal Rights”, before the Expiration Date at a price of $0.30 per Warrant, in cash, without interest, for an aggregate Purchase Price of up to $2,247,690.

This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of the Warrants and will be furnished to each broker, dealer, commercial bank, trust company or other nominee holders of Warrants and similar persons whose names, or the names of whose nominees, appear on the Company’s Warrant holders list or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to beneficial owners of Warrants.

The Offer will expire at 12:00 midnight, New York City time, at the end of the day on March 11, 2015, or such later time and date to which we may extend the Offer. If we are required for any reason to extend the Expiration Date past the Extended Termination Date, we will terminate the Offer and holders of any outstanding Warrants at such time will receive a pro rata distribution of the amount in the Escrow Account in the amount of $0.30 per Warrant as promptly as reasonably possible but no more than five business days after the Expiration Date and such Warrants will expire worthless. Only Warrants validly tendered and not properly withdrawn will be purchased pursuant to the Offer. See “The Offer – Section 13. Extension of the Offer; Termination; Amendment.”

The Offer is not conditioned on any minimum number of Warrants being tendered and financing is not a condition to the Offer. The Offer is, however, subject to certain other conditions, including the approval of the Proposals, the effectiveness of the Extension Amendment and the Trust Amendment and the satisfaction of the “Rule 13e-3 transaction” condition. See “The Offer—Section 6. Conditions of the Offer.”

Purchase Price

The Purchase Price is $0.30 per Warrant, in cash, without interest. The Purchasers expressly reserve the right, in their sole discretion, to increase the Purchase Price, subject to applicable law. See “The Offer—Section 13. Extension of the Offer; Termination; Amendment.”

If the Purchasers increase the price that may be paid for Warrants from $0.30 per Warrant, then the Offer must remain open for at least ten business days following the date that notice of the increase is first published, sent or given. For the purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. See “The Offer—Section 13. Extension of the Offer; Termination; Amendment.”

No Proration

There will be no proration with respect to the Offer. However, the Business Combination Tender Offer will be subject to proration to the extent more than 3,746,150 Warrants (or such reduced number of Warrants as discussed above) are properly tendered and not properly withdrawn.

Section 2. Purposes of the Offer; Certain Effects of the Offer.

None of the Filing Persons, the Information Agent, or the Depositary is making any recommendation to you as to whether to tender or refrain from tendering your Warrants pursuant to the Offer. You must make your own decision as to whether to tender your Warrants pursuant to the Offer and, if so, how many Warrants to tender. In doing so, you should read carefully the information in this Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer. No later than ten business days from the date of this Offer to Purchase, the Company is required by law to publish, send or give to you a statement disclosing whether its board of directors either recommends acceptance or rejection of the Offer, expresses no opinion and remains neutral toward the Offer or is unable to take a position with respect to the Offer. You should carefully read the information set forth in that statement before you tender your Warrants in the Offer. You should discuss whether to tender your Warrants with your own broker or other financial advisor, if any.

Purposes of the Offer

In connection with the Company’s IPO, the Purchasers committed to purchase at $0.60 per Warrant up to 3,750,000 outstanding Warrants in a tender offer to commence after the announcement of a business combination and expire upon the consummation of such business combination. The Purchasers initially deposited an aggregate of $2,250,000 with Continental, as escrow agent, into the Escrow Account (representing $0.60 per warrant for up to 3,750,000 Warrants) to fund such tender offer.

The purpose of the initially contemplated tender offer was twofold: first, unlike other blank check companies, the tender offer would provide Warrant holders that may not wish to retain their Warrants following a business combination the possibility of receiving cash for their Warrants; and, second, in the event the Company liquidates upon a failure to consummate a business combination, the Warrant holders would receive a pro rata distribution of the amount in the Escrow Account in the amount of $0.30 for each Warrant they hold, which Warrants, absent such a distribution as with other blank check companies, would expire worthless. As a result, in the event stockholder approval of a business combination was sought, those Warrant holders that are also stockholders would receive up to $0.60 per warrant (subject to proration) in place of $0.30 per warrant (in the event of liquidation of the Escrow Account).

The Purchasers are giving holders of the Warrants an opportunity to tender their Warrants as originally contemplated at $0.30 per share. We do not believe the current Warrant holders are prejudiced by the Extension Amendment, the Trust Amendment or the Offer since all holders of Warrants are concurrently being offered the opportunity to tender their Warrants at $0.30 per warrant, which is the price such holders would have received promptly after the Current Termination Date since a business combination was not completed by that date.

If the Extension Amendment and the Trust Amendment are approved (and not abandoned), and the Offer is completed (and not terminated) we have agreed with the other parties to the Escrow Agreement to amend the Escrow Agreement to provide that the termination event thereunder will be revised to reflect the Extended Termination Date rather than the Current Termination Date. We have also agreed to make the Offer in connection therewith so that holders of Warrants will continue to have the opportunity to receive $0.30 per Warrant on the Current Termination Date.

Only Warrants properly tendered at the Purchase Price, and not properly withdrawn, will be purchased pursuant to the Offer. All Warrants tendered and not purchased pursuant to the Offer will be returned to the tendering Warrant holders at our expense promptly following the Expiration Date or the termination of the Offer. See “Section 3. Procedures for Tendering Warrants” below.

In August 2014, the Purchasers commenced the Initial Warrant Tender Offer to purchase up to 7,500,000 of Chart’s issued and outstanding warrants at a purchase price of $0.30 per warrant in connection with a special meeting of Chart’s stockholders to approve, among other matters, an amendment to Chart’s existing charter extending the date by which Chart must consummate its initial business combination from September 13, 2014 to March 13, 2015. A total of 7,700 warrants were validly tendered and not withdrawn in the Initial Warrant Tender Offer. In September 2014, the Purchasers accepted for purchase all such warrants for an aggregate purchase price of $2,310, and $2,247,690 remains in the Escrow Account. Accordingly, the Purchasers have collectively agreed to conduct the Offer to purchase up to 7,492,300 of the outstanding Warrants at a price of $0.30 per Warrant.

As of February 11, 2015, the Company had 7,500,000 issued and outstanding Warrants (excluding the Placement Warrants), each to purchase one share of Common Stock at an exercise price of $11.50 per share. The Offer provides Warrant holders with an opportunity to obtain liquidity for their Warrants.

Certain Effects of the Offer

We expect $2,247,690 will be required to purchase the Warrants in the Offer if the Offer is fully subscribed at the Purchase Price of $0.30 per Warrant. Warrant holders who choose not to tender will retain their Warrants and may tender their Warrants in the Business Combination Tender Offer the Purchasers intend to conduct in connection with the consummation of the business combination. Through the Offer, the Purchasers will effectively offer to purchase up to 100% of the Warrants sold as part of the Units in the IPO and not tendered in the Initial Warrant Tender Offer. All Warrants tendered in the Offer will remain outstanding. If the Offer is consummated, the Company’s public stockholders will suffer no dilutive effect as the overall number of outstanding Warrants will remain unchanged. However, the relative voting power of the Purchasers with respect to the Company’s public stockholders on a fully diluted basis will increase based on their greater shareholding on an “as exercised” basis.

If the Extension Approval is approved and the Extension Amendment and the Trust Amendment are effective by the Current Termination Date, and the Warrant Agreement is amended and the Offer is completed, the Purchasers will, subject to the limitations set forth in the Merger Agreement, conduct the Business Combination Tender Offer to purchase up to 3,746,150 (subject to reduction of one Warrant for every two Warrants that are tendered in the Offer) of the outstanding Warrants at a price of $0.60 per Warrant, in connection with, and subject to, the consummation of the Company’s proposed business combination with Tempus. If the Company consummates the proposed business combination with Tempus, you will have an opportunity to tender your Warrants (which may be proportionately reduced based on the number of Warrants tendered in the Offer) at a purchase price of $0.60 per Warrant in connection therewith. The Business Combination Tender Offer will be subject to proration to the extent more than 3,746,150 Warrants (or such reduced number of Warrants as discussed above) are properly tendered and not properly withdrawn. If the Warrant Agreement is not amended for any reason, including if the Offer is not completed, the Warrants would expire and the holders of Warrants would receive $0.30 per Warrant.

Other Plans

Except as otherwise disclosed in this Offer to Purchase, including in “The Offer – Section 11. Important Information Concerning the Company,” in the preliminary proxy statement filed with the SEC on February 6, 2015, in the definitive proxy statement, when available, in the registration statement on Form S-4, as amended, initially filed by Tempus Holdings on January 9, 2015, or in the Form 8-K filed with the SEC on January 7, 2015, we currently have no plans, proposals or negotiations underway that relate to or would result in:

•         any extraordinary transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries;

•         any purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries;

•         any material change in the Company’s present dividend rate or policy, indebtedness or capitalization;

•         any change in the Company’s present board of directors or management;

•         any other material change in the Company’s corporate structure or business;

•         any class of equity securities of the Company becoming eligible to be delisted from a national securities exchange or cease to be authorized to be quoted in an automated quotation system operated by a national securities association; or

•         any class of equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act.

Notwithstanding the foregoing, we reserve the right to change our plans and intentions at any time, as we deem appropriate.

Section 3. Procedures for Tendering Warrants.

Valid Tender of Warrants

For a Warrant holder to make a valid tender of Warrants under the Offer, the Depositary must receive, at its address set forth on the back cover of this Offer to Purchase, and prior to the Expiration Date, Warrant certificates for the Warrants you wish to tender, or confirmation of receipt of the Warrants pursuant to the procedure for book-entry transfer described below, together with a validly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other required documents.

If a broker, dealer, commercial bank, trust company or other nominee holds your Warrants, you must contact such nominee to tender your Warrants. It is likely your nominee has an earlier deadline for you to act to instruct the nominee to tender Warrants on your behalf. We urge Warrant holders who hold Warrants through nominees to consult their nominees to determine whether transaction costs may apply if Warrant holders tender Warrants through their nominees.

Units

The Offer is available only for outstanding Warrants. The Company has outstanding Units, each consisting of one share of Common Stock and one outstanding Warrant. The Units were issued in the Company’s IPO in December 2012. You may tender Warrants that are included in Units, but to do so you must first separate such Warrants from the Units prior to tendering such Warrants.

If you hold Units registered in your own name, you must deliver the certificate for such Units to Continental, the Company’s transfer agent, with written instructions to separate such Units into shares of Common Stock and Warrants. This must be completed far enough in advance of the Expiration Date of the Offer to permit the mailing of the Warrant certificates back to you so that you may then tender into the Offer the certificates received upon the separation of the Units.

If a broker, dealer, commercial bank, trust company or other nominee holds your Units, you must instruct such nominee to separate your Warrants from the Units. Your nominee must send written instructions by facsimile to the Depositary. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using Depository Trust Company’s (“DTC”) deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant Units and a deposit of an equal number of Common Stock and Warrants. This must be completed far enough in advance of the Expiration Date of the Offer to permit your nominee to tender into the Offer the Warrants received upon the separation of the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Warrants to be separated in a timely manner before the Offer expires, you will likely not be able to validly tender such Warrants prior to the Expiration Date.

Signature Guarantees

No signature guarantee will be required on a Letter of Transmittal if:

(i) the registered holder of the Warrants (including any participant in DTC whose name appears on a security position listing as the owner of the Warrants) tendered has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Letter of Transmittal; or

(ii) Warrants are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution”, as the term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an “eligible institution”). See Instruction 1 to the Letter of Transmittal.

Except as described above, all signatures on any Letter of Transmittal for Warrants tendered must be guaranteed by an eligible institution. If a Warrant certificate is registered in the name of a person other than the person executing a Letter of Transmittal, or if payment is to be made, or Warrants not purchased or tendered are to be issued and returned, to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate instruments of transfer, in either case signed exactly as the name of the registered holder or owner appears on the certificate, with the signatures on the certificate guaranteed by an eligible institution.

In all cases, payment for Warrants tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of Warrant certificates (or a timely confirmation of the book-entry transfer of the Warrants into the Depositary’s account at DTC, as described above), a properly completed and duly executed Letter of Transmittal including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal.

Method of Delivery

The method of delivery of all documents, including Warrant certificates, the Letter of Transmittal and any other required documents, is at the sole election and risk of the tendering holder. Warrants will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

Book-Entry Delivery

For purposes of the Offer, the Depositary will establish an account with respect to the Warrants at DTC within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Warrants by causing DTC to transfer those Warrants into the Depositary’s account in accordance with DTC’s procedures for that transfer. Although delivery of Warrants may be effected through a book-entry transfer into the Depositary’s account at DTC, a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or an Agent’s Message, and any other required documents must be transmitted to and received by the Depositary at its address set forth on the back cover of this Offer to Purchase before the Expiration Date.

The confirmation of a book-entry transfer of Warrants into the Depositary’s account at DTC is referred to herein as “book-entry confirmation”. Delivery of documents to DTC in accordance with DTC’s procedures will not constitute delivery to the Depositary.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, stating that DTC has received an express acknowledgement from the DTC participant tendering Warrants that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against the DTC participant.

Return of Unpurchased Warrants

If any tendered Warrants are not purchased, or if less than all Warrants evidenced by a Warrant holder’s certificates are tendered, certificates for unpurchased Warrants will be returned promptly after the expiration or termination of the Offer or, in the case of Warrants tendered by book-entry transfer at DTC, the Warrants will be credited to the appropriate account maintained by the tendering Warrant holder at DTC, in each case without expense to the Warrant holder.

Tendering Warrant Holders’ Representations and Warranties; Tender Constitutes an Agreement

It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person acting alone or in concert with others, directly or indirectly, to tender Warrants for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position”, within the meaning of Rule 14e-4 promulgated under the Exchange Act, in the Warrants or equivalent securities at least equal to the Warrants being tendered and will deliver or cause to be delivered such Warrants for the purpose of tendering to us within the period specified in the Offer. A tender of Warrants made pursuant to any method of delivery set forth herein will constitute the tendering Warrant holder’s acceptance of the terms and conditions of the Offer, as well as the tendering Warrant holder’s representation and Warranty to us that (i) such Warrant holder has a “net long position”, within the meaning of Rule 14e-4 promulgated under the Exchange Act, in the Warrants or equivalent securities being tendered, and (ii) such tender of Warrants complies with Rule 14e-4.

A tender of Warrants made pursuant to any method of delivery set forth herein will also constitute a representation and warranty to us that the tendering Warrant holder has full power and authority to tender, sell, assign and transfer the Warrants tendered, and that, when the same are accepted for purchase by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of the Warrants, and the same will not be subject to any adverse claim or right. Any such tendering Warrant holder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the Warrants tendered, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred by delivery of the Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering Warrant holder and shall not be affected by, and shall survive, the death or incapacity of such tendering Warrant holder.

A tender of Warrants made pursuant to any method of delivery set forth herein will also constitute an acknowledgement by the tendering Warrant holder that: (i) the Offer is discretionary and may be extended, modified, suspended or terminated by us as provided herein; (ii) such Warrant holder is voluntarily participating in the Offer; (iii) the future value of the Warrants is unknown and cannot be predicted with certainty; (iv) such Warrant holder has received this Offer to Purchase; (v) such Warrant holder is not relying on the Purchasers, the Company, the Information Agent or the Depositary for tax or financial advice with regard to how the Offer will impact the tendering Warrant holder’s specific situation; (vi) any foreign exchange obligations triggered by such Warrant holder’s tender of Warrants or receipt of proceeds are solely his, her or its responsibility; (vii) regardless of any action that we take with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Warrants, such Warrant holder acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility; and (viii) such Warrant holder has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Exchange Act, in the Warrants or equivalent securities at least equal to the Warrants being tendered, and the tender of Warrants complies with Rule 14e-4. In that regard, a tender of Warrants shall authorize us to withhold all applicable Tax Items potentially payable by a tendering Warrant holder. Our acceptance for payment of Warrants tendered pursuant to the Offer will constitute a binding agreement between the tendering Warrant holder and us upon the terms and subject to certain conditions of the Offer.

Determination of Validity; Rejection of Warrants; Waiver of Defects; No Obligation to Give Notice of Defects

All questions as to the number of Warrants to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of Warrants will be determined by us, in our sole discretion, and our determination will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding in a court of competent jurisdiction if our determinations are challenged by Warrant holders. We reserve the absolute right to reject any or all tenders we determine not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any conditions of the Offer with respect to all tendered Warrants or waive any defect or irregularity in any tender with respect to any particular Warrants or any particular Warrant holder whether or not we waive similar defects or irregularities in the case of other Warrant holders. No tender of Warrants will be deemed to have been validly made until all defects or irregularities have been cured or waived. We will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Warrants. None of the Purchasers, the Company, the Information Agent, the Depositary or any other person will be obligated to give notification of defects or irregularities in tenders or incur any liability for failure to give notification. Our interpretation of the terms of and conditions to the Offer, including the Letter of Transmittal and the instructions thereto, will be final and binding on all parties, subject to a Warrant holder’s right to challenge our determination in a court of competent jurisdiction. By tendering Warrants, you agree to accept all decisions we make concerning these matters and waive any rights you might otherwise have to challenge those decisions.

Section 4. Withdrawal Rights.

You may withdraw Warrants that you have previously tendered pursuant to the Offer at any time prior to the Expiration Date and, unless theretofore accepted for payment by the Purchasers pursuant to the Offer, you may also withdraw your tendered Warrants at any time after April 11, 2015. Except as this “Section 4. Withdrawal Rights” otherwise provides, tenders of Warrants are irrevocable.

For a withdrawal to be effective, a written notice of withdrawal must (i) be received in a timely manner by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase and (ii) specify the name of the person having tendered the Warrants to be withdrawn, the number of Warrants to be withdrawn and the name of the registered holder of the Warrants to be withdrawn, if different from the name of the person who tendered the Warrants. To be effective, a notice of withdrawal must be in written, telegraphic or telex form.

If a Warrant holder has used more than one Letter of Transmittal or has otherwise tendered Warrants in more than one group of Warrants, the Warrant holder may withdraw Warrants using either separate notices of withdrawal or a combined notice of withdrawal, so long as the information specified above is included.

If Warrant certificates to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of those certificates, the Warrant holder must submit the serial numbers shown on those certificates to the Depositary and, unless an eligible institution has tendered those Warrants, an eligible institution must guarantee the signatures on the notice of withdrawal. If Warrants have been delivered in accordance with the procedures for book-entry transfer described in “The Offer – Section 3. Procedures for Tendering Warrants”, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn Warrants and must otherwise comply with DTC’s procedures.

Withdrawals of tenders of Warrants may not be rescinded, and any Warrants properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Withdrawn Warrants may be retendered at any time prior to the Expiration Date by again following one of the procedures described in “The Offer – Section 3. Procedures for Tendering Warrants.”

All questions as to the form and validity, including the time of receipt, of notices of withdrawal, will be determined by us, in our sole discretion, and our determination will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding in a court of competent jurisdiction if our determinations are challenged by Warrant holders. We reserve the absolute right to waive any defect or irregularity in the withdrawal of Warrants by any Warrant holder, whether we waive similar defects or irregularities in the case of other Warrant holders. None of the Purchasers, the Company, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any notice.

If we extend the Offer, are delayed in our purchase of Warrants or are unable to purchase Warrants under the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may, subject to applicable law, retain tendered Warrants on our behalf. Such Warrants may not be withdrawn except to the extent tendering Warrant holders are entitled to withdrawal rights as described in this “Section 4. Withdrawal Rights.” Our reservation of the right to delay payment for Warrants which we have accepted for payment is limited by Rule 14e‑1(c) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the Warrants tendered promptly after termination or withdrawal of a tender offer.

Section 5. Purchase of Warrants and Payment of Purchase Price.

Promptly following the Expiration Date, we (i) will determine which Warrant holders validly tendered Warrants and (ii) will accept for payment and pay for (and thereby purchase) up to 7,492,300 Warrants validly tendered and not properly withdrawn before the Expiration Date.

For purposes of the Offer, we will be deemed to have accepted for payment (and therefore purchased), subject to conditional tender provisions of the Offer, Warrants that are validly tendered and not properly withdrawn only when, as and if we give oral or written notice to the Depositary of our acceptance of the Warrants for payment pursuant to the Offer.

In all cases, payment for Warrants tendered and accepted for payment in the Offer will be made promptly, but only after timely receipt by the Depositary of certificates for Warrants, or a timely book-entry confirmation of Warrants into the Depositary’s account at the DTC, a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any other required documents.

We will pay for Warrants purchased in the Offer by authorizing the release of the aggregate Purchase Price from the Escrow Account to the Depositary, which will act as agent for tendering Warrant holders for the purpose of receiving payment from us and transmitting payment to tendering Warrant holders.

Certificates for all Warrants tendered and not purchased, including conditional tenders, will be returned or, in the case of Warrants tendered by book-entry transfer, will be credited to the account maintained with DTC by the broker/dealer participant who delivered the Warrants, to the tendering Warrant holder at our expense promptly after the Expiration Date or termination of the Offer, without expense to the tendering Warrant holders.

Under no circumstances will we pay interest on the Purchase Price, including, but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Warrants in the Offer.

We urge Warrant holders who hold Warrants through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender Warrants through their nominee and not directly to the Depositary.

Section 6. Conditions of the Offer.

The Offer is conditioned upon the approval of the Proposals, the effectiveness of the Extension Amendment and the Trust Amendment and the satisfaction of the “Rule 13e-3 transaction” condition.

Notwithstanding any other provision of the Offer, we will not accept for payment, purchase or pay for any Warrants tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of and the payment for Warrants tendered, subject to the rules under the Exchange Act, if:

•         At any time on or after the commencement of the Offer and before the Expiration Date, there has been instituted or is pending any action, suit or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency or other tribunal that (i) directly or indirectly challenges or seeks to make illegal, or to delay or otherwise directly or indirectly to restrain, prohibit or otherwise affect the making of the Offer, the acquisition of some or all of the Warrants pursuant to the Offer or (ii) in our reasonable judgment and regardless of the circumstances giving rise to the event or events (other than any action or omission to act by us), makes it inadvisable to proceed with the Offer or with acceptance for payment;

•         The Extension Amendment and the Trust Amendment are not effective prior to the Expiration Date; or

•         We have determined, in our reasonable judgment, that the consummation of the Offer and the purchase of the tendered Warrants would result in a “Rule 13e-3 transaction” within the meaning of Rule 13e-3 under the Exchange Act.

The conditions referred to above are for our sole benefit with respect to the Offer and may be asserted by us regardless of the circumstances (other than any action or omission to act by us) giving rise to any condition, and may be waived by us, in whole or in part, in our discretion until the Offer shall have expired or been terminated. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any right. However, once the Offer has expired, then all of the conditions to the Offer must have been satisfied or waived. In certain circumstances, if we waive the conditions described above, we may be required to extend the Expiration Date. Any determination by us concerning the events described above will be final and binding on all parties. Notwithstanding the foregoing, we will not waive the “Rule 13e-3 transaction” condition.

Section 7. Price Range of Common Stock, Warrants and Units; Dividends.

The Warrants are traded on Nasdaq under the symbol “CACGW”. On February 9, 2015, the closing price of the Warrants reported on Nasdaq was $0.55 per Warrant. The following table sets forth the high and low sales price of the Company’s Common Stock, Warrants and Units, as reported on Nasdaq for the periods shown:

Quarter Ended	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
Year ended December 31, 2015
March 31, 2015(1)	$10.15	$9.95	$9.98	$9.60	$0.55	$0.55
Year ended December 31, 2014
March 31, 2014	$10.95	$10.32	$10.41	$9.75	$0.75	$0.50
June 30, 2014	$10.72	$10.38	$10.30	$9.83	$0.69	$0.65
September 30, 2014	$10.65	$10.25	$10.30	$9.26	$0.65	$0.40
December 31, 2014	$10.55	$10.00	$10.17	$9.64	$1.33	$0.55
Year ended December 31, 2013
March 31, 2013	$10.14	$10.00	$9.75	$9.50	$0.49	$0.49
June 30, 2013	$10.20	$9.99	$10.10	$9.53	$0.52	$0.23
September 30, 2013	$10.24	$10.10	$11.51	$9.60	$0.58	$0.35
December 31, 2013	$10.54	$10.23	$10.15	$9.74	$0.75	$0.45

___________

(1)      Represents the high and low sales prices for the Common Stock, Warrants and Units for the quarter through February 9, 2015.

As of February 9, 2015, the closing prices of the Common Stock and Units were $9.98 and $10.15, respectively.

You should evaluate current market quotes and trading volume for the Warrants, among other factors, before deciding whether or not to accept the Offer.

Dividends

The Company has no current plans to pay dividends. The Company does not currently have a paying agent.

Section 8. Source and Amount of Funds.

The Purchasers initially deposited an aggregate of $2,250,000 (of which $2,247,690 remains following the Initial Warrant Tender Offer) with Continental, as escrow agent, into the Escrow Account. The Escrow Agreement, as amended, will permit the use of the Escrow Account to fund the Offer. We expect to pay the aggregate Purchase Price by authorizing the release of up to the aggregate Purchase Price previously deposited in escrow to the Depositary promptly after the Expiration Date, pursuant to the Escrow Agreement, as amended.

Section 9. Interests of Directors and Executive Officers; Certain Agreements.

The Company’s directors and executive officers are as set forth in “The Offer – Section 11. Important Information Concerning the Company – Directors and Executive Officers.” Each of Joseph Wright, Christopher D. Brady and Michael LaBarbera holds an executive position with the Company and/or its affiliated entities.

The following table shows the number of Placement Warrants and Public Warrants beneficially owned by the Purchasers, each director and executive officer of the Company and by all such persons as a group (excluding Warrants issuable upon conversion of promissory notes held by the Purchasers.

The information set forth below is as of February 9, 2015:

Name(1)	Number of Placement Warrants Owned	Number of Pubic Warrants Owned	Percentage of Total Warrants Outstanding(2)	Cash to be received in Offer
Chart Acquisition Group LLC (Sponsor)	231,250	4,751	3.0%	—
The Chart Group L.P.	—	—	—	—
Joseph Wright	12,500	254	*	—
Christopher D. Brady	—	—	—	—
Michael LaBarbera	—	—	—	—
Governor Thomas Ridge	—	—	—	—
Senator Joseph Robert Kerrey	—	—	—	—
Peter A. Cohen	—	—	—	—
Manuel D. Medina	—	—	—	—
Kenneth J. Krieg	—	—	—	—
Cowen Investments LLC	131,250	2,695	1.7%	—
All directors and executive officers as a group (8 persons)	375,000	7,700	4.9%	—

___________

*         Less than one percent.

(1)      Unless otherwise noted, the business address of each of the persons and entities listed above is 555 5th Avenue, 19th Floor, New York, New York 10017.

(2)      Based on 7,875,000 Warrants outstanding.

Participation in the Offer

The Purchasers have agreed not to tender their Placement Warrants or Public Warrants in the Offer. None of the Company’s sponsor, directors or executive officers will tender their Warrants pursuant to the Offer.

Recent Transactions in Warrants

Based on our records and the information provided to us by the Company’s sponsor, directors, executive officers, associates, subsidiaries, none of the Purchasers nor their respective officers or directors, or any director, officer, associate or majority-owned subsidiary of the foregoing, has effected any transactions in the Warrants in the past 60 days.

Transfers of Founder Shares, Placement Units, and Underlying Securities

The initial 2,156,250 shares of Common Stock (after giving effect to a 0.75-for-1 reverse stock split effectuated on July 10, 2012) sold by the Company to the Sponsor (the “Founder Shares”), of which 281,250 shares were forfeited in January 2013 and the Placement Units and their underlying securities, will not be transferable, assignable or salable (i) in the case of the Founder Shares, by the Company’s initial stockholders until the earlier of (A) one year after the consummation of the business combination or earlier if, subsequent to the business combination, the last sales price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination, or (B) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after the business combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the Placement Units and the component securities therein, until 30 days after the consummation of the business combination.

Registration Rights Agreement

The holders of the Founder Shares, Placement Units (including securities contained therein) and Warrants that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement signed concurrently with the IPO. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act; provided that Cowen will, in no event, make more than one demand in any 365 day period. In addition, these holders will have

“piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period.

Warrant Agreement

On December 13, 2012, the Company entered into a Warrant Agreement with Continental (as amended, the “Warrant Agreement”), pursuant to which Continental agreed to act as Warrant Agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants and the Placement Warrants). The Warrant Agreement provides that a Warrant may be exercised at a price of $11.50 per share (subject to anti‑dilution adjustments) during the period commencing on the later of: (i) the date that is thirty days after the first date on which the Company completes a business combination with one or more businesses, or (ii) the date that is twelve months from the date of the closing of the Offering, and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five years after the date on which the Company completes its business combination, provided that Warrants (excluding Public Warrants tendered pursuant to the Offer) held by Cowen or any of its “related persons” under FINRA rules, will expire on December 13, 2017, (y) the liquidation of the Company or, if the Company fails to consummate a business combination, the Current Termination Date, or (z) other than with respect to the Placement Warrants and the Public Warrants purchased pursuant to the Offer (so long as such Warrants are held by the Purchasers or their permitted transferees), the date on which the Company elects to redeem all of the Warrants pursuant to the terms of the Warrant Agreement as described below; provided, however, that the Company will not redeem the Warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants is current and available throughout the 30-day redemption period.

The Warrant Agreement provides for, among other things, the form and provisions of the Warrants and the manner in which the Warrants may be exercised. The Warrant Agreement also contains certain anti-dilution provisions and the manner in which the Warrants may be redeemed.

In August 2014, Chart amended the terms of its outstanding Warrants to extend the date for automatic termination of the Warrants if the Company has not consummated a business combination from September 13, 2014 to the Current Termination Date.

If the Extension Amendment and the Trust Amendment are approved (and not abandoned), and the Offer is completed (and not terminated), Chart will amend the terms of its outstanding Warrants to extend the date for automatic termination of the Warrants if the Company has not consummated a business combination from the Current Termination Date to the Extended Termination Date. The Holders will continue to have five years from the consummation of the Company’s business combination to exercise such Warrants.

Promissory Notes

In February 2014, the Company issued convertible promissory notes in the aggregate amount of $400,000 for additional working capital (which notes will be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender) as follows: $140,000 to Cowen, $246,667 to the Sponsor and $13,333 to Mr. Wright. On September 9, 2014, the Company issued promissory notes in the aggregate amount of $750,000 as follows: $246,667 non-convertible note to the Sponsor; $215,834 convertible note to the Sponsor; $140,000 non-convertible note to Cowen; $122,500 convertible note to Cowen; $13,333 non-convertible note to Joseph R. Wright, the Company’s Chairman and Chief Executive Officer, and $11,666 convertible note to Joseph R. Wright. Payment on all of the notes and convertible notes are due on the earlier of: (i) March 13, 2015 and (ii) the date on which the Company consummates its business combination. On February 4, 2015, the Company issued non-interest bearing promissory notes in the aggregate amount of $450,000 as follows: $277,500.37 to the Sponsor; $157,500 to Cowen and $14,999.63 to Mr. Wright. Payment on all of the notes are due on the earlier of: (i) March 13, 2015 and (ii) the date on which the Company consummates its business combination. If the Extension Amendment and the Trust Amendment are approved (and not abandoned), it is expected that the maturity dates of the notes will be extended to the earlier of: (i) June 13, 2015 and (ii) the date on which the Company consummates its business combination.

Section 10. Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of certain material U.S. federal income tax consequences to the holders of Public Warrants (“Holders”) who tender and ultimately redeem some or all of their Public Warrants pursuant to the Offer to Purchase (a “Tender Sale”). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to varying interpretations, which could result in U.S. federal income tax consequences different from those described below. This discussion does not address the tax consequences to Holders under any state, local, or non-U.S. tax laws or any other U.S. federal tax, including the alternative minimum tax provisions of the Code.

This discussion applies only to Holders who are “United States persons,” as defined in the Code (a “U.S. Holder”), and applies only to Holders who would hold the Common Stock covered by their Warrants (if exercised) as a “capital asset,” as defined in the Code. For purposes of this discussion, the term “United States person” means (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that was created or organized in the U.S. or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Holders have the authority to control all substantial decisions of the trust, or (b) such trust has in effect a valid election to be treated as a United States person.

If a partnership is a Holder, the tax treatment to a partner therein of a Tender Sale by the partnership will generally depend upon the tax status of the partner and the activities of the partnership. Partners should consult their own tax advisors regarding the specific tax consequences to them of their partnership selling Warrants pursuant to the Offer.

This discussion does not address all of the U.S. federal income tax consequences of a Tender Sale that may be relevant to particular Holders in light of their individual circumstances or to Holders subject to special treatment under the Code, including, without limitation, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, cooperatives, banks and certain other financial institutions, insurance companies, tax exempt organizations, retirement plans, Holders that are, or hold Warrants through, partnerships or other-pass through entities for U.S. federal income tax purposes, United States persons whose functional currency is not the U.S. dollar, dealers in securities or foreign currency, traders that mark to market their securities, certain former citizens and long-term residents of the United States, and Holders holding their Warrants as a part of a straddle, hedging, constructive sale or conversion transaction.

No legal opinion of any kind has been or will be sought or obtained regarding the U.S. federal income tax or any other tax consequences of Holders selling Warrants pursuant to the Offer. In addition, the following discussion is not binding on the U.S. Internal Revenue Service (“IRS”) or any other taxing authority, and no ruling has been or will be sought or obtained from the IRS or other taxing authority with respect to any of the U.S. federal income tax consequences or any other tax consequences that may arise in connection with a Tender Sale. There can be no assurance that the IRS or other taxing authority will not challenge any of the general statements made in this summary or that a U.S. court or other judicial body would not sustain such a challenge.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS TAX ADVICE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF SELLING OR NOT SELLING YOUR WARRANTS PURSUANT TO THE OFFER, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX RULES AND POSSIBLE CHANGES IN LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED IN THIS OFFER TO PURCHASE.

U.S. Federal Income Tax Treatment with Respect to Warrants Not Sold

No income, gain or loss for U.S. federal income tax purposes will be recognized by Holders with respect to Warrants that are not tendered and sold pursuant to the Offer, and Holders will not experience federal income tax consequences with respect to retained Warrants as a result of consummation of Tender Sales by other Holders.

U.S. Federal Income Tax Treatment of a Tender Sale of Warrants

A sale of Warrants for cash pursuant to the Purchaser Offer will be a taxable sale of the Warrants for U.S. federal income tax purposes. Upon a sale of Warrants, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the Holder’s adjusted tax basis in such Warrants. A Holder’s adjusted tax basis in the Warrants generally will equal the Holder’s acquisition cost for the Warrants. If the Holder purchased a Unit consisting of both Common Stock and Warrants, the cost of such Unit must be allocated between the Common Stock and the Warrants that comprised such Unit based on their relative fair market values at the time of the purchase. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Warrants exceeds one year. Calculation of gain or loss must be made separately for each block of Warrants owned by a Holder. (Generally, a “block” consists of Warrants acquired at the same cost in a single transaction.) Depending upon the Holder’s particular circumstances, a Holder may be able to designate which block(s) out of which Warrants will be considered to have been the sold in the Tender Sale if less that all of such Holder’s Warrants are sold.

Long-term capital gain recognized by a non-corporate U.S. Holder may be eligible for reduced rates of tax. The deduction of capital losses is subject to limitations, as is recognition of loss upon a taxable disposition by a U.S. Holder of Warrants if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such Holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized), or has entered into a contract or option so to acquire, substantially identical stock or securities.

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on “net investment income”, including, among other things, capital gains from the sale or other taxable disposition of securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their disposition of the Warrants.

Information Reporting and Tax Withholding

In general, information reporting for U.S. federal income tax purposes should apply to the gross proceeds from sales and other dispositions of Warrants by a U.S. Holder. U.S. federal income tax laws require that, in order to avoid potential backup withholding in respect of certain “reportable payments”, each Holder (or other payee) must either (i) provide to the payor such Holder’s correct taxpayer identification number (“TIN”) (or certify under penalty of perjury that such Holder is awaiting a TIN) and certify that (A) such Holder has not been notified by the IRS that such Holder is subject to backup withholding as a result of a failure to report all interest and dividends or (B) the IRS has notified such Holder that such Holder is no longer subject to backup withholding, or (ii) provide an adequate basis for exemption. Each tendering U.S. Holder is required to make such certifications by including a signed copy of Form W-9 that is included as part of the Letter of Transmittal. Holders claiming exemption from information reporting and backup withholding will be required to certify their exemption from backup withholding on an applicable form. A non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding with respect to proceeds of by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable Form W-8 or by otherwise establishing an exemption. A Holder who sells Warrants in a Tender Sale but has not provided a correct TIN or an adequate basis for exemption may be subject to a $50 penalty imposed by the IRS, and any “reportable payments” made to such Holder pursuant to the Offer will be subject to backup withholding in an amount equal to 28% of such “reportable payments.” Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the Holder’s federal income tax liability, provided that the Holder timely furnishes the required information to the IRS.

Section 11. Important Information Concerning the Company

Except as specifically set forth herein, the information concerning the Company contained in this Offer to Purchase has been taken from or is based upon information furnished by the Company or its representatives or upon publicly available documents and records on file with the SEC and other public sources. The summary information set forth below is qualified in its entirety by reference to the Company’s public filings with the SEC (which may be obtained and inspected as described below) and should be considered in conjunction with the more comprehensive financial and other information in such reports and other publicly available information. We have no knowledge that would indicate that any statements contained herein based on such documents and records are untrue.

General

The Company was incorporated in Delaware on July 22, 2011. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or similar business combination, one or more operating businesses or assets. All activity through December 19, 2012 related to the Company’s formation and consummation of the IPO. Since December 19, 2012, the Company has been investigating prospective target businesses with which to consummate its business combination.

On December 19, 2012 the Company consummated its IPO of 7,500,000 Units, each Unit consisting of one share of Common Stock and a Warrant to purchase one share of Common Stock, pursuant to the Registration Statement, which was declared effective on December 13, 2012. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $75,000,000. The underwriters of the IPO were granted a 45-day option to purchase up to an additional 1,125,000 Units to cover over-allotments, if any. The underwriters did not exercise such option before the option period expired.

Simultaneously with the closing of the IPO, the Company closed the Private Placement pursuant to which it sold an aggregate of 375,000 Placement Units, each Placement Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock, to the Purchasers.

On December 14, 2012, the Units commenced trading on Nasdaq under the symbol “CACGU”. On February 4, 2013, the Units were separated and the Common Stock and Warrants began to trade on Nasdaq under the symbols “CACG” and “CACGW”, respectively.

Subsequent to the IPO, an amount of $75,000,000 of the net proceeds of the IPO and Private Placement was deposited in the Trust Account. The proceeds held in the Trust Account were invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds that invest solely in United States government treasury bills with a maturity of 180 days or less and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended.

On September 5, 2014, we held a special meeting of stockholders at which stockholders approved an amendment to our amended and restated certificate of incorporation extending the date by which we must consummate our initial business combination from September 13, 2014 to March 13, 2015.

The Company’s executive office is located at 555 5th Avenue, 19th Floor, New York, NY 10017. It agreed to pay, commencing on December 14, 2012 and until such time as the Company consummates a business combination or its liquidation, a total of $10,000 per month to The Chart Group L.P., an affiliate of the Sponsor, for office space, secretarial and administrative services. The Company considers its current office space adequate for its current operations.

Directors and Executive Officers

The executive officers and directors of the Company are set forth in the following table:

Name	Age	Position
Joseph R. Wright	76	Chairman and Chief Executive Officer
Christopher D. Brady	60	President and Director
Michael LaBarbera	65	Chief Financial Officer and Secretary
Peter A. Cohen	68	Director
Governor Thomas J. Ridge	69	Director
Senator Joseph Robert “Bob” Kerrey	71	Director
Manuel D. Medina	62	Director
Kenneth J. Krieg	53	Director

The address and telephone number of each director and executive officer is: 555 5th Avenue, 19th Floor, New York, NY 10017; telephone (212) 350-8205.

Joseph R. Wright has been Chairman of the Company’s Board of Directors and Chief Executive Officer since the Company’s inception. Mr. Wright is a Senior Advisor to The Chart Group, L.P., a merchant banking firm and an affiliate of our sponsor and a member of the Advisory Board of The Comvest Group. Mr. Wright has served as the Executive Chairman of the Board of Directors of MTN Satellite Communications since 2010 and Chairman of the Investment Committee of ClearSky Power & Technology Fund I LLC since 2011. Mr. Wright was Senior Advisor to Providence Equity Partners LLC from July 2010 to June 2012 and Chief Executive Officer of Scientific Games Corp. from January 2009 to December 2010. From July 2006 through to April 2008, Mr. Wright served as Chairman and Director of Intelsat, Ltd., a provider of global satellite services and Chief Executive Officer and Director of PanAmSat Corporation from August 2001 until it was combined with Intelsat in July 2006. Mr. Wright was Chairman and Director of GRC International, Inc. from 1996 to 2000 and was Executive Vice President and Vice Chairman of W.R. Grace & Co. from August 1989 to 1994. Mr. Wright was a member of President Reagan’s Cabinet, was Director and Deputy Director of the White House Office of Management and Budget from March 1982 to 1989 and was Deputy Secretary of the Department of Commerce from 1981 to 1982. In 1989, Mr. Wright was appointed to the President’s Export Council by President George H.W. Bush as Chairman of the Export Control Sub-Committee. In 2003, President George W. Bush appointed Mr. Wright to the President’s Commission on the U.S. Postal Service Reform, the National Security Telecommunications Advisory Committee (NSTAC), the FCC’s Network Reliability and Interoperability Council and the FCC’s Media and Security Reliability Council. Mr. Wright presently serves on the current Administration’s Defense Business Board which provides advice on the overall management and governance on the Department of Defense. Mr. Wright received the Distinguished Citizens Award from President Reagan in 1989. Mr. Wright is currently a Director of Cowen Group, Inc., the parent of Cowen and Company, LLC. Mr. Wright has served as a member of several other boards of directors throughout his career, including Federal Signal Corporation from 2010 to 2012, Education Management Corporation from 2011 to 2012, Travelers from 1990 to 1999, Harcourt Brace Janovich from 1990 to 1992 and Titan from 2000 to 2005. Mr. Wright received his undergraduate degree from the Colorado School of Mines and his graduate degree from Yale University in 1961.

Peter A. Cohen, one of the Company’s directors, serves as chief executive officer and chairman of the board of Cowen Group, Inc., an affiliate of Cowen.

During the last five years, none of the Company’s directors or executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Summary of the Warrants

Public Warrants

The following is a summary of the existing terms of the Warrants.

Each Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, on the later of the date that is 30 days after the completion of the Company’s business combination and 12 months from the closing of the IPO. The Warrants (including Warrants tendered pursuant to the Offer) will expire five years after the completion of a business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Warrant will be exercisable and the Company will not be obligated to issue Common Stock upon exercise of a Warrant unless shares of Common Stock issuable upon such Warrant exercise have been registered, qualified or deemed to be exempt therefrom under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a Unit containing such Warrant will have paid the full purchase price for the Unit solely for the share of Common Stock underlying such Unit.

The Company has agreed that as soon as practicable, but in no event later than fifteen business days, after the closing of the Company’s business combination, the Company will use its best efforts to file with the SEC a post-effective amendment to the Registration Statement, or a new registration statement, for the registration, under the Securities Act, of the Common Stock issuable upon exercise of the Warrants, and the Company will use its best efforts to take such action as is necessary to register or qualify for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Warrants, to the extent an exemption therefrom is not available. The Company will use its best efforts to cause the post-effective amendment or new registration statement to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. In addition, the Company agreed to use its best efforts to register the Common Stock issuable upon exercise of a Warrant under the blue sky laws of the states of residence of the exercising Warrant holder to the extent an exemption is not available.

No Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such Common Stock. Notwithstanding the foregoing, if a registration statement covering the Common Stock issuable upon exercise of the Public Warrants has not been declared effective by the 60th business day following the closing of the Company’s business combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933. If cashless exercise is permitted, each holder of the Public Warrants exercising on a cashless basis would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing: (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the Public Warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Public Warrants or the Company’s securities broker or intermediary.

Once the Warrants become exercisable, the Company may call the Warrants for redemption:

•         in whole and not in part;

•         at a price of $0.01 per Warrant;

•         upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

•         if, and only if, the reported last sale price of the Common Stock equals or exceeds $17.50 per share for any 20 trading days within a 30-trading day period ending three business days before the notice of redemption to the Warrant holders.

The Company will not redeem the Warrants unless an effective registration statement covering the Common Stock issuable upon exercise of the Warrants is current and available throughout the 30-day redemption period.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $17.50 redemption trigger price as well as the $11.50 Warrant exercise price after the redemption notice is issued.

A holder of a Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of the Common Stock outstanding immediately after giving effect to such exercise.

If the number of shares of Common Stock outstanding is increased by a stock dividend payable in Common Stock, or by a split-up of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Common Stock on account of such Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed business combination, or (d) in connection with the redemption of the Common Stock upon the Company’s failure to consummate a business combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

If, at any time after the Company’s business combination while the Warrants are outstanding, the Company effects (a) a merger with another company, in which the Company’s stockholders immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, (b) any sale of all or substantially all of the Company’s assets in one or a series of related transactions, (c) a tender offer or exchange offer approved or authorized by the Company’s board is completed pursuant to which holders of at least a majority of the outstanding shares of Common Stock tender or exchange their shares for other securities, cash or property, or (d) a reclassification of its shares or any compulsory share exchange pursuant to which shares of the Common Stock are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of the Company’s Common Stock), the holders of the Warrants will thereafter have the right to receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property receivable upon such event, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. Notwithstanding the foregoing, in the event of such a transaction, at the request of any holder, properly delivered, the Company (or its successor entity) shall purchase such Warrant from such holder by paying, within five trading days after such request, cash in an amount equal to the Black Scholes Value (as specifically defined in the Warrant Agreement) of the remaining unexercised portion of such Warrant on the date of such transaction. Any Warrant holder that receives cash pursuant to the immediately preceding sentence shall not receive the kind and amount of shares or other securities or property including cash, receivable upon such reclassification, reorganization, merger or consolidation.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Warrants being exercised.

The Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder.

The Warrants were issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, as amended, which was filed as an exhibit to the Form 8-K filed on September 12, 2014, for a complete description of the terms and conditions applicable to the Warrants.

If the Extension Amendment and the Trust Amendment are approved (and not abandoned), and the Offer is completed (and not terminated), the Company will amend the terms of the Warrants to extend the date for automatic termination of the Warrants if the Company has not consummated a business combination from the Current Termination Date to the Extended Termination Date. The Holders will continue to have five years from the consummation of the Company’s business combination to exercise such Warrants, subject to earlier liquidation or redemption events described above.

Placement Warrants and Tendered Warrants

The Sponsor has purchased 231,250 Placement Warrants, Joseph Wright has purchased 12,500 Placement Warrants and Cowen has purchased 131,250 Placement Warrants, which were included in the Placement Units purchased at a price of $10.00 per Unit for an aggregate purchase price of $3,750,000, in a private placement that occurred simultaneously with the IPO. In connection with the business combination, the Purchasers committed to commence the Business Combination Tender Offer, and by virtue thereof, acquire the tendered Public Warrants. The Placement Warrants and any tendered Public Warrants are identical to the Public Warrants sold in the IPO, except that, (i) if held by the Purchasers or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption, and (ii) the Placement Warrants which form a part of the Placement Units issued to Cowen, so long as they are held by Cowen or any of its related persons under FINRA rules, will expire on December 13, 2017, or earlier upon the Company’s liquidation, whereas any Placement Warrants or tendered Public Warrants held by holders other than Cowen or any such related person will expire five years from the consummation of the Company’s business combination, or earlier upon the Company’s liquidation. A portion of the proceeds from the sale of the Placement Warrants is held in the Trust Account for the benefit of the Company’s public stockholders.

The holders of the Placement Warrants have agreed that they will not exercise them if, at the time of exercise, an effective registration statement and a current prospectus relating to the shares of Common Stock issuable upon exercise of the Public Warrants is not available, unless, at that time, the Public Warrants are exercisable on a cashless basis. The Placement Warrants will become worthless if the Company does not consummate a business combination.

Section 12. Certain Legal Matters; Regulatory Approvals.

Except as otherwise discussed herein, based on our examination of publicly available information filed by the Company with the SEC and other information concerning the Company, we are not aware of any license or regulatory permit that is material to the Company’s business that might be adversely affected by our acquisition of the Warrants pursuant to the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of Warrants pursuant to the Offer. Should any approval or other action be required, we are unable to predict whether we will delay the acceptance for payment of or payment for Warrants tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any approval or other action, if needed, would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to the Company’s business and financial condition.

Section 13. Extension of the Offer; Termination; Amendment.

Extension of the Offer

We expressly reserve the right, for any reason, at any time and from time to time prior to the Expiration Date, and regardless of whether any of the events set forth in “The Offer — Section 6. Conditions of the Offer” shall have occurred or are deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Warrants. We will effect any such extension by giving notice of such extension to the Depositary and making a public announcement of the extension. If we are required for any reason to extend the Expiration Date past the Extended Termination Date, we will terminate the Offer and holders of any outstanding Warrants at such time will receive a pro rata distribution of the amount in the Escrow Account in the amount of $0.30 per Warrant as promptly as reasonably possible but no more than five business days after the Expiration Date and such Warrants will expire worthless.

Termination

We also expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment and not pay for any Warrants not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Warrants upon the occurrence of any of the conditions specified in “The Offer—Section 6. Conditions of the Offer” by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for Warrants which we have accepted for payment is limited by Rule 14e-1(c) under the Exchange Act, which requires that we must pay the consideration offered or return the Warrants tendered promptly after termination or withdrawal of a tender offer.

Amendment

Subject to compliance with applicable law (including Rule 14d-1 under the Exchange Act), we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in “The Offer—Section 6. Conditions of the Offer” have occurred or are deemed by us to have occurred, to amend the Offer prior to the Expiration Date for any reason. Amendments to the Offer may be made at any time and from time to time by public announcement. In the case of an extension of the Offer, such amendment must be announced no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to Warrant holders in a manner reasonably designed to inform Warrant holders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law or regulation (including Rule 14d-1 under the Exchange Act), we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through PR Newswire, Business Wire or another comparable service.

If we materially change the terms of the Offer or the information concerning the Offer, we will extend the Offer if and to the extent required by Rules 14d-4(d)(1), 14d-6(c) and 14e-1 promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information; however, in no event will the Offer remain open for fewer than five business days following such a material change in the terms of, or information concerning, the Offer. If (i) we make any change to increase or decrease the price to be paid for Warrants, and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of an increase or decrease is first published, sent or given to Warrant holders in the manner specified in this “Section 13. Extension of the Offer; Termination; Amendment”, the Offer will be extended until the expiration of such period for ten business days. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Section 14. Fees and Expenses.

The Purchasers have retained Morrow & Co., LLC to act as Information Agent and Continental to act as Depositary in connection with the Offer. The Information Agent may contact holders of Warrants by mail, facsimile and personal interviews and may request brokers, dealers and other nominee Warrant holders to forward materials relating to the Offer to beneficial owners. The Information Agent and Depositary will receive reasonable and customary compensation for their respective services, will be reimbursed by us for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

The Purchasers will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Information Agent as described above) for soliciting tenders of Warrants pursuant to the Offer. Warrant holders holding Warrants through brokers, dealers and other nominee stockholders are urged to consult the brokers, dealers and other nominee stockholders to determine whether transaction costs may apply if Warrant holders tender Warrants through the brokers, dealers and other nominee Warrant holders and not directly to the Depositary. The Purchasers will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Warrants held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent or the agent of the Information Agent or the Depositary for purposes of the Offer.

Section 15. Miscellaneous.

The Purchasers are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Purchasers become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Warrants, the Purchasers will make a good faith effort to comply with that statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, the Purchasers cannot comply with any such statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Warrants in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchasers by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by the Purchasers.

No person has been authorized to give any information or to make any representation on behalf of the Purchasers not contained herein or in the Letter of Transmittal, and, if given or made, such information or representation must not be relied upon as having been authorized. No broker, dealer, bank, trust company, fiduciary or other person shall be deemed to be the agent of the Purchasers, the Company, the Depositary, or the Information Agent for the purpose of the Offer.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Exchange Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Additional information regarding the Proposals can be found in the preliminary proxy statement filed by the Company with the SEC on February 6, 2015, and the definitive proxy statement, when available. Additional information regarding the Merger Agreement and related agreements can be found in the Form 8-K filed by the Company with the SEC on January 7, 2015. You should also carefully review the complete text of the Merger Agreement attached as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on January 7, 2015. In addition, you should carefully review the registration statement on Form S-4, as amended, initially filed by Tempus Holdings on January 9, 2015 for more information about the proposed business combination.

The SEC also maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC. You may also request a copy of any of the documents that have been referred to and related exhibits, at no cost, by writing or calling the Information Agent for the Offer at the telephone numbers set forth on the back cover of this Offer to Purchase. You may also read and copy, at the SEC’s prescribed rates, any document filed with the SEC, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS OFFER TO PURCHASE OR IF YOU HAVE QUESTIONS ABOUT THE OFFER, YOU SHOULD CONTACT THE COMPANY BY TELEPHONE OR IN WRITING AT THE FOLLOWING ADDRESS:

Chart Acquisition Corp.
555 5th Avenue, 19th Floor
New York, NY 10017
Telephone: (212) 350-8205

The Depositary for the Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Attn: Reorganization Dept.
17 Battery Place, 8th Floor
New York, NY 10004

Questions and requests for assistance regarding the Offer may be directed to Morrow & Co., LLC, our Information Agent for the Offer at the telephone numbers set forth below. You may also request additional copies of this Offer to Purchase, the Letter of Transmittal, and the other Offer documents from the Information Agent at the telephone numbers set forth below. You may also contact your broker, dealer, commercial bank, trust company or nominee for copies of these documents.

The Information Agent for the Offer is:

470 West Avenue
Stamford, CT 06902
Banks and Brokerage Firms, Please Call: (203) 658-9400
Holders Call Toll Free: (800) 662-5200
chart.info@morrowco.com

Offer to Purchase

February 11, 2015